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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Liquidity Services, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Fellow Stockholders:

        We are pleased to invite you to attend the 2016 Annual Meeting of Stockholders of Liquidity Services, Inc. to be held on Thursday, February 25, 2016, at 3:00 p.m., Eastern Time, at the offices of Gibson, Dunn & Crutcher LLP, located at 1050 Connecticut Avenue, NW, Washington, DC 20036.

        Details regarding admission to the Annual Meeting and the business to be conducted are more fully described in the accompanying Notice of Annual Meeting of Stockholders and proxy statement.

        Your vote is important. Whether or not you plan to attend the Annual Meeting, we hope you will vote as soon as possible. You may vote over the Internet, by telephone or by mailing a proxy or voting instruction card. Voting over the Internet, by phone or by written proxy will ensure your representation at the Annual Meeting regardless of whether you attend in person. Please review the instructions on the proxy or voting instruction card regarding each of these voting options.

        Thank you for your ongoing support and continued interest in Liquidity Services, Inc.

Sincerely,
/s/ WILLIAM P. ANGRICK, III WILLIAM P. ANGRICK, III Chairman of the Board and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF LIQUIDITY SERVICES, INC. STOCKHOLDERS

Important Notice Regarding the Availability of Proxy Materials for the Stockholders Meeting to be Held on February 25, 2016: This Notice of Annual Meeting of Stockholders and Proxy Statement, Annual Report and Other Proxy Materials are Available at www.envisionreports.com/LQDT.

Time and Date	3:00 p.m., Eastern Time, on February 25, 2016.
Place	The offices of Gibson, Dunn & Crutcher LLP, located at 1050 Connecticut Avenue, NW, Washington, DC 20036.
Items of Business

•

Elect each of the Class I directors named in the proxy statement to the Board of Directors to hold office until our Annual Meeting of Stockholders in 2019 or until his successor has been elected or appointed;

• Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2016;
• Approve an advisory resolution on executive compensation; and
• Transact any other business that may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.
Adjournments and Postponements

Any action on the items of business described above may be considered at the Annual Meeting at the time and on the date specified above or at any time and date to which the Annual Meeting may be properly adjourned or postponed.

Record Date

You are entitled to notice of and to vote at the Annual Meeting and at any adjournment or postponement that may take place only if you were a stockholder as of the close of business on January 12, 2016.

Annual Meeting Admission

You will need an admission ticket or proof of ownership to enter the Annual Meeting. If your shares are held beneficially in the name of a broker, bank or other nominee and you plan to attend the Annual Meeting, you must present proof of your ownership of Liquidity Services stock as of the close of business on January 12, 2016, such as a bank or brokerage account statement, to be admitted to the Annual Meeting. If you would rather have an admission ticket, you may obtain one in advance by mailing a written request, along with proof of your ownership of Liquidity Services stock as of the close of business on January 12, 2016, to: Liquidity Services, Inc., Attn: Julie Davis, 1920 L Street, NW, 6th Floor, Washington, DC 20036. All stockholders also must present a form of personal identification in order to be admitted to the Annual Meeting. No cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted in the Annual Meeting.

Voting

Your vote is very important. Whether or not you plan to attend the Annual Meeting, we encourage you to read this proxy statement and submit your proxy or voting instruction card as soon as possible. You may submit your proxy or voting instruction card for the Annual Meeting by completing, signing, dating and returning your proxy or voting instruction card in the pre-addressed envelope provided, or, in most cases, by using the telephone or the Internet. For specific instructions on how to vote your shares, please refer to the section entitled "Questions and Answers" beginning on page 1 of this proxy statement and the instructions on the proxy or voting instruction card. You may revoke a proxy prior to its exercise at the Annual Meeting by following the instructions in the accompanying proxy statement. Any stockholder attending the Annual Meeting may personally vote on all matters that are considered, in which event the signed proxy will be revoked.

        This Notice of Annual Meeting of Stockholders, proxy statement, proxy card and voting instructions and our 2015 Annual Report are first being mailed on or about January 25, 2016.

By Order of the Board of Directors,
/s/ JAMES E. WILLIAMS JAMES E. WILLIAMS Vice President, General Counsel and Corporate Secretary

LIQUIDITY SERVICES, INC.
1920 L STREET, NW, 6th FLOOR
WASHINGTON, DC 20036

PROXY STATEMENT

QUESTIONS AND ANSWERS

Why did I receive these proxy materials?

        We are sending you this proxy statement as part of a solicitation by the Board of Directors of Liquidity Services, Inc. for use at our 2016 Annual Meeting of Stockholders (the "Annual Meeting") and at any adjournment or postponement that may take place. Unless the context otherwise requires, the terms "us," "we," "our" and the "Company" include Liquidity Services, Inc. and its consolidated subsidiaries.

        You are invited to attend our Annual Meeting on Thursday, February 25, 2016, beginning at 3:00 p.m., Eastern Time. The Annual Meeting will be held at the offices of Gibson, Dunn & Crutcher LLP, located at 1050 Connecticut Avenue, NW, Washington, DC 20036.

        This Notice of Annual Meeting of Stockholders, proxy statement, proxy card and voting instructions and our 2015 Annual Report are first being mailed on or about January 25, 2016.

Do I need a ticket to attend the Annual Meeting?

        You will need an admission ticket or proof of ownership to enter the Annual Meeting. If you plan to attend the Annual Meeting, please vote your proxy prior to the Annual Meeting but keep the admission ticket and bring it with you to the Annual Meeting.

        If your shares are held beneficially in the name of a broker, bank or other nominee and you plan to attend the Annual Meeting, you must present proof of your ownership of Liquidity Services common stock as of the close of business on January 12, 2016, such as a bank or brokerage account statement, to be admitted to the Annual Meeting. If you would rather have an admission ticket, you may obtain one in advance by mailing a written request, along with proof of your ownership of Liquidity Services stock, to:

Liquidity Services, Inc.
Attn: Julie Davis
1920 L Street, NW, 6th Floor
Washington, DC 20036

        All stockholders also must present a form of personal identification in order to be admitted to the Annual Meeting.

        No cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted in the Annual Meeting.

Who is entitled to vote at the Annual Meeting?

        Holders of Liquidity Services common stock at the close of business on January 12, 2016 (the "Record Date") are entitled to receive this Notice and to vote their shares at the Annual Meeting. As of the Record Date, there were 30,555,309 shares of common stock outstanding and entitled to vote. All holders of common stock shall vote together as a single class on each matter properly brought before the Annual Meeting.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

        If your shares are registered directly in your name with Liquidity Services' transfer agent, Computershare Trust Company, N.A., you are considered the "stockholder of record" with respect to those shares. The Notice of Annual Meeting of Stockholders, proxy statement, proxy card and voting instructions and our fiscal 2015 Annual Report have been sent directly to you by Liquidity Services.

        If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the "beneficial owner" of shares held in street name. Access to the Notice of Annual Meeting of Stockholders, proxy statement, voting instruction card and voting instructions and our fiscal 2015 Annual Report are being provided to you by your bank, broker or other nominee, who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote your shares by using the voting instruction card included in the mailing or by following their instructions for voting by telephone or on the Internet (if available).

How do I vote?

        You may vote using any of the following methods:

By Mail

        Complete, sign and date the proxy card or voting instruction card and return it in the prepaid envelope. If you are a stockholder of record and you return your signed proxy card but do not indicate your voting preferences, the persons named in the proxy card will vote the shares represented by that proxy in accordance with the recommendations of the Board of Directors set forth under "What are the voting requirements for the matters to be voted on at the Annual Meeting?" below.

        If you are a stockholder of record, and the prepaid envelope is missing, please mail your completed proxy card to Liquidity Services, Inc., 1920 L Street, NW, 6th Floor, Washington, DC 20036, Attn: Corporate Secretary.

By Telephone or on the Internet

        The telephone and Internet voting procedures established by Liquidity Services for stockholders of record are designed to authenticate your identity, allow you to give your voting instructions and confirm that those instructions have been properly recorded.

        You may vote by calling the toll-free telephone number on your proxy card. Please have your proxy card in hand when you call. Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded. If you are located outside the United States, see your proxy card for additional instructions.

        The website for Internet voting is www.envisionreports.com/LQDT for shares you hold directly in your name as the stockholder of record with Liquidity Services' transfer agent, Computershare Trust Company, N.A., and www.edocumentview.com/LQDT for shares you hold as a beneficial owner in street name. Please have your proxy card available when you go online. As with telephone voting, you can confirm that your instructions have been properly recorded. If you vote on the Internet, you also can request electronic delivery of future proxy materials.

        Telephone and Internet voting facilities for stockholders of record will be available 24 hours a day, and will close at 11:59 p.m., Eastern Time, on February 24, 2016.

        The availability of telephone and Internet voting for beneficial owners will depend on the voting processes of your broker, bank or other nominee, and we recommend that you follow the voting instructions in the materials you receive from them.

        If you vote by telephone or on the Internet, you do not have to return your proxy card or voting instruction card.

In Person at the Annual Meeting

        All stockholders of record may vote in person at the Annual Meeting. You will need an admission ticket or proof of ownership to enter the Annual Meeting. If you are a beneficial owner of shares, you must present proof of your ownership of Liquidity Services stock as of the close of business on January 12, 2016, such as a bank or brokerage account statement, to be admitted to the Annual Meeting. If you would rather have an admission ticket, you may obtain one in advance by mailing a written request, along with proof of your ownership of Liquidity Services stock as of the close of business on January 12, 2016, to: Liquidity Services, Inc., Attn: Julie Davis, 1920 L Street, NW, 6th Floor, Washington, DC 20036. All stockholders also must present a form of personal identification in order to be admitted to the Annual Meeting. No cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted in the Annual Meeting.

        You may also be represented by another person at the Annual Meeting by executing a legal proxy designating that person. If you are a beneficial owner of shares, you must obtain a legal proxy from your broker, bank or other nominee and present it to the inspectors of election with your ballot to be able to vote at the Annual Meeting.

What can I do if I change my mind after I vote my shares?

        If you are a stockholder of record, you can revoke your proxy before it is exercised by:

  •
  sending written notice to the Corporate Secretary of the Company;

  •
  delivering a valid, later-dated proxy or a later-dated vote by telephone or on the Internet prior to the Annual Meeting; or

  •
  voting in person at the Annual Meeting.

        If you are a beneficial owner of shares, you can revoke your proxy before it is exercised by submitting new voting instructions by contacting your broker, bank or other nominee. You may also vote in person at the Annual Meeting if you obtain a legal proxy as described in the answer to the previous question.

        All shares represented by properly executed proxies received prior to the Annual Meeting and not revoked will be voted in accordance with the instructions indicated in such proxies. Properly executed proxies that do not contain voting instructions will be voted in accordance with the recommendations of the Board of Directors set forth under "What are the voting requirements for the matters to be voted on at the Annual Meeting?" below.

What shares can I vote?

        You can vote all shares that you owned on the Record Date. These shares include (1) shares held directly in your name as the stockholder of record; and (2) shares held for you as the beneficial owner through a broker, bank or other nominee. Each outstanding share of Liquidity Services stock entitles its holder to cast one vote for each director nominee and one vote on each other matter to be voted upon.

What is "householding" and how does it affect me?

        We have adopted a procedure approved by the Securities and Exchange Commission (the "SEC") called "householding." Under this procedure, stockholders of record who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of our Notice of Annual Meeting of Stockholders and proxy statement and fiscal 2015 Annual Report, unless one or more of these stockholders notifies us that they wish to receive an individual copy. This procedure reduces our printing costs and postage fees and conserves natural resources.

        Stockholders who participate in householding will continue to receive separate proxy cards.

        If you are eligible for householding, but you and other stockholders of record with whom you share an address currently receive multiple copies of the Notice of Annual Meeting of Stockholders and proxy statement and fiscal 2015 Annual Report, or if you hold stock in more than one account, and in either case you wish to receive only a single copy of each of these documents for your household, please contact our transfer agent, Computershare Trust Company, N.A. (in writing: P.O. Box 30170, College Station, TX 77842-3170; from within the United States by telephone: (800) 662-7232; from outside the United States by telephone: (781) 575-2879).

        If you participate in householding and wish to receive a separate copy of this Notice of Annual Meeting of Stockholders and proxy statement and fiscal 2015 Annual Report, please contact Computershare Trust Company, N.A., as indicated above and, upon written or oral request, a separate copy of these documents will be delivered to you promptly. Additionally, if you do not wish to participate in householding and prefer to receive separate copies of these documents in the future, please contact Computershare Trust Company, N.A., as indicated above.

        If you are a beneficial owner of shares, you may request information about householding from your broker, bank or other nominee.

Is there a list of stockholders entitled to vote at the Annual Meeting?

        The names of stockholders of record entitled to vote at the Annual Meeting will be available at the Annual Meeting and for ten days prior to the Annual Meeting for any purpose germane to the Annual Meeting, between the hours of 9:30 a.m. and 4:30 p.m., Eastern Time, at our principal executive offices at 1920 L Street, NW, 6th Floor, Washington, DC 20036, by contacting the Corporate Secretary of the Company.

How can I vote on each of the matters?

        In the election of directors, you may vote "for" the nominee, or your vote may be "withheld" with respect to the nominee. For the ratification of Ernst & Young LLP as our independent registered public accounting firm and approval of the advisory resolution on executive compensation, you may vote "for" or "against," or you may indicate that you wish to "abstain" from voting on the matter.

What is the quorum requirement for the Annual Meeting?

        The presence of the holders of a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting, present in person or represented by proxy, is necessary to constitute a quorum. Abstentions and "broker non- votes" are counted as present and entitled to vote for purposes of determining a quorum. A "broker non-vote" occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because that holder does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner.

        Brokers, banks and other nominees are not permitted to vote without instructions from the beneficial owner in the election of directors or on the advisory resolution on executive compensation. Therefore, if your shares are held through a broker, bank or other nominee, they will not be voted on these matters unless you affirmatively vote your shares in one of the ways described above. If you are a beneficial owner, your broker, bank or other nominee is permitted to vote your shares on the ratification of Ernst & Young LLP as our independent registered public accounting firm even if the broker, bank or other nominee does not receive voting instructions from you.

What are the voting requirements for the matters to be voted on at the Annual Meeting?

        A plurality of the votes cast is required for the election of directors. This means that the director nominees with the most "for" votes will be elected. Thus, shares as to which a stockholder withholds voting authority and broker non-votes will not be counted towards any director nominee's achievement of a plurality and will have no effect on the outcome of the election of directors. Stockholders may not cumulate their votes in favor of any one nominee.

        A majority of the votes cast by stockholders present, in person or by proxy, at the meeting and entitled to vote on the matter is required to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm and to approve the advisory resolution on executive compensation. Abstentions and broker non-votes, if any, will not be counted as votes cast and will have no effect on the outcome of these items.

        If you are a registered holder and sign your proxy card with no further instructions, your shares will be voted in accordance with the recommendations of the Board ("for" all director nominees named in the proxy statement, "for" the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2016 and "for" the approval of the advisory resolution on executive compensation).

Could other matters be decided at the Annual Meeting?

        As of the date of this proxy statement, we did not know of any matters to be acted on at the Annual Meeting other than those referred to in this proxy statement.

        If other matters are properly presented at the Annual Meeting for consideration, the proxy holders named on the proxy card will have the discretion to vote on those matters for you.

Can I access the Notice of Annual Meeting of Stockholders and proxy statement on the Internet?

        The Notice of Annual Meeting of Stockholders and proxy statement are available under the Investors section of our website at www.liquidityservicesinc.com. Instead of receiving future copies of our proxy statement by mail, most stockholders can elect to receive an e- mail that will include electronic links to our proxy statement. Opting to receive your proxy materials online will save us the cost of producing and mailing documents to your home or business, and also will give you an electronic link to the proxy voting site.

        Stockholders of Record:    You may enroll in the electronic proxy delivery service at any time in the future by going directly to www.computershare.com/investor and following the enrollment instructions.

        Beneficial Owners:    If you hold your shares in a brokerage account, you also may have the opportunity to receive copies of these documents electronically. Please check the information provided in the proxy materials mailed to you by your broker, bank or other nominee regarding the availability of this service.

Who will pay for the cost of this proxy solicitation?

        We will pay the cost of soliciting proxies. Proxies may be solicited on our behalf by directors, officers or employees, acting without special compensation, in person or by telephone, electronic transmission or facsimile transmission.

Who will count the vote?

        Representatives of our transfer agent, Computershare Trust Company, N.A., will tabulate the votes and act as inspectors of election.

GOVERNANCE OF THE COMPANY

Our Guidelines of Corporate Governance

        The Board of Directors has adopted a set of corporate governance guidelines as a framework for the governance of the Company. The Corporate Governance and Nominating Committee reviews the guidelines periodically or more frequently if appropriate and recommends changes to the Board of Directors as appropriate. Our Corporate Governance Guidelines, as well as the charters of the Audit, Corporate Governance and Nominating and Compensation Committees, are available on our website, www.liquidityservicesinc.com, at "Investors—Corporate Governance—Governance Documents." Stockholders may request a free copy of any of these documents by sending a written request to our Corporate Secretary at Liquidity Services, Inc., 1920 L Street, NW, 6th Floor, Washington, DC 20036.

        Among other matters, the Corporate Governance Guidelines contain the following items concerning the Board of Directors:

  •
  The Board of Directors, which is elected by the Company's stockholders, oversees the management of the Company and its business. The Board selects the senior management team, which is responsible for operating the Company's business, and monitors the performance of senior management. The Board also reviews the Company's long-term strategic plan and business unit initiatives at least annually.

  •
  A majority of the Board is made up of independent directors. An "independent" director is a director who meets, as determined by the Board, the then-current independence requirements of the SEC and the NASDAQ Stock Market, Inc., as applicable, for directors.

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  The Board has three standing committees: Audit, Corporate Governance and Nominating and Compensation. Each of the Audit, Corporate Governance and Nominating and Compensation Committees consists solely of independent directors. In addition, directors who serve on the Audit and Compensation Committees must meet additional, heightened independence criteria applicable to audit and compensation committee members, respectively. All committees report regularly to the full Board with respect to their activities.

  •
  The Corporate Governance and Nominating Committee considers and makes recommendations to the Board regarding committee size, structure, composition and functioning. Committee members and chairs are recommended to the Board by the Corporate Governance and Nominating Committee and are appointed by the full Board.

  •
  At the invitation of the Board, members of senior management may attend Board and/or committee meetings, or portions of such meetings, for the purpose of presenting matters to the Board and participating in discussions. Directors also have full and free access to other members of management and to employees of the Company.

  •
  The Board has the authority to retain such outside counsel, experts and other advisors as it determines appropriate to assist it in the performance of its functions. Each of the Audit, Corporate Governance and Nominating and Compensation Committees has similar authority to retain outside advisors as it determines appropriate to assist it in the performance of its functions.

  •
  The Company has an orientation process for new Board members that is designed to familiarize them with the Company's business, operations, finances and governance practices and with the responsibilities of serving as a director. In addition, the Board encourages directors to participate in education programs to assist them in performing their responsibilities as directors.

  •
  The Board conducts an annual self-evaluation to assess its performance and effectiveness, and each of the Audit, Corporate Governance and Nominating and Compensation Committees

    annually assesses its own performance. The ability of individual directors to contribute to the Board is considered in connection with the renomination process. The Corporate Governance and Nominating Committee is responsible for developing, administering and overseeing processes for conducting these evaluations.

Governance Information

Board Leadership

        Currently, Mr. Angrick serves as Chairman of the Board and Chief Executive Officer. The Board presently believes that it is in the best interests of the Company for a single leader to serve as Chairman of the Board and Chief Executive Officer. Combining the roles of Chairman and CEO makes clear that the person serving in these roles has primary responsibility for managing our business, under the oversight and review of the Board. Under this structure, the Chairman and CEO chairs Board meetings during which the Board discusses strategic and business issues. The Board believes that this approach makes sense because the CEO is the individual with primary responsibility for developing our business strategy, directing the work of other officers and leading implementation of our strategic plans as approved by the Board. As a result of this structure, a single leader is directly accountable to the Board and, through the Board, to our stockholders. This structure also enables the CEO to act as the key link between the Board and other members of management. In addition, the Board believes that it is in our best interests at this time to have Mr. Angrick serve as both our Chairman and CEO because of Mr. Angrick's familiarity with our business and his history of outstanding leadership. Mr. Angrick co-founded the Company and has served as Chairman and CEO since 2000.

        The Board also believes that strong, independent Board leadership is a critical aspect of effective corporate governance. In this regard, the independent directors meet in executive session without management present at least four times per year, and the Board has established the position of Lead Director. The Lead Director is an independent director elected for a period of at least one year by the independent directors whose responsibilities include the following:

        With respect to executive sessions:

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  organizes and presides over executive sessions;

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  sets the agendas for and leads executive sessions; and

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  is responsible for soliciting feedback for and engaging the Chief Executive Officer on executive sessions;

        With respect to Board meetings and agendas:

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  presides at all meetings of the Board at which the Chair of the Board is not present;

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  has the authority to call meetings of the independent directors;

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  approves meeting agendas for the Board; and

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  approves meeting schedules and works with the Chair of the Board and Committee chairpersons to ensure that there is sufficient time for discussion of all agenda items;

        With respect to other responsibilities related to the independent directors:

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  facilitates discussion among the independent directors on key issues and concerns outside of Board meetings;

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  serves as liaison between the Chair of the Board and the independent directors;

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  facilitates teamwork and communication among the independent directors; and

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  in a crisis, calls together the independent directors to establish appropriate Board leadership responsibility; and

        With respect to performance assessments:

  •
  leads the performance assessment of the Chief Executive Officer, in conjunction with the Chair of the Compensation Committee; and

  •
  facilitates the Board's engagement with the Chief Executive Officer and Chief Executive Officer succession planning.

        Mr. Gross has served as the Lead Director since August 2013. In addition, each of the Audit, Corporate Governance and Nominating and Compensation Committees is composed of and led by independent directors.

        The Board believes that a single leader serving as Chairman and CEO, together with an experienced Lead Director, is the most appropriate leadership structure for the Board at this time. The Board reviews the structure of the Board and the Board's leadership as part of the succession planning process, and the Board may in its discretion separate the roles in the future if it deems it advisable and in the Company's best interests to do so.

Board Oversight of Risk

        The Board of Directors has overall responsibility for risk oversight and focuses on the most significant risks facing the Company. In this regard, the Board seeks to understand the material risks we face and to allocate among the full Board and its committees responsibilities for oversight of how management addresses those risks, including the risk management systems and processes management uses for this purpose. Overseeing risk is an ongoing process. Accordingly, the Board considers risks faced by the Company periodically throughout the year and at such other times as the Board considers appropriate with respect to specific proposed actions. The Chairman and CEO is responsible for keeping the Board apprised of material risks facing the Company.

        The Board implements its risk oversight function both as a whole and through delegation to various committees. For example, one risk the Company is dedicated to managing across all its marketplaces is cyber security risk. Accordingly, management of cyber security risks is the responsibility of the full Board. Oversight of other risks, like financial-related and compensation risks, is delegated to the committees. These committees meet regularly and report back to the full Board. The following committees play important roles in carrying out the Board's risk oversight function:

  •
  The Corporate Governance and Nominating Committee:  The Corporate Governance and Nominating Committee is responsible for overseeing the Company's risk management systems and processes throughout the year. In this regard, the Chairman and CEO updates the Corporate Governance and Nominating Committee on material risks facing the Company and how management is addressing such risks and the Corporate Governance and Nominating Committee discusses these risks at each of its regularly scheduled meetings and more frequently as necessary.

  •
  The Audit Committee:  The Audit Committee oversees the Company's processes for assessing financial-related risks and the effectiveness of the Company's system of internal controls. In performing this function, the Audit Committee reviews and discusses with our independent registered public accounting firm and management the Company's significant financial risk exposures and the steps management has taken to monitor and control such exposures.

  •
  The Compensation Committee:  The Compensation Committee oversees the assessment of risks related to the Company's compensation structure and assesses whether the Company's compensation structure establishes appropriate incentives for management and employees.

        The Board believes that our leadership structure, discussed under "Board Leadership" above, supports the risk oversight function of the Board. We have a combined Chairman and CEO who keeps the Board informed about the risks we face. We also have a Lead Director to provide strong, independent Board leadership. In addition, independent directors chair and serve on the various committees involved with risk oversight. We also encourage open communication between senior management and directors.

        Risk Considerations in Our Compensation Program.    The Company's management has conducted an assessment of the risk associated with the Company's current compensation programs covering its employees, including executives. Management's risk assessment considered the following:

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  The Company's compensation programs appropriately balance fixed compensation with short-term and long-term variable compensation and cash-based compensation with equity-based compensation such that no one pay element would motivate employees to engage in excessive risk taking.

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  The design of the Company's annual incentive program does not lend itself to excessive risk taking because we:

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  fund annual incentive awards based on a variety of pre-established performance conditions, thus diversifying the risk associated with any single indicator of performance;

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  establish performance targets that are objectively determined with verifiable results;

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  incorporate pre-established caps in any awards; and

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  retain discretion to decrease bonus payouts.

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  The Company's long-term incentive program encourages employees to focus on the long-term success of the Company by providing a mix of stock options and stock appreciation rights, which only reward employees if the Company's stock price increases, and restricted stock, which declines in value if our stock price declines, reducing the motivation employees may have to take excessive risks.

Communications with Directors

        Stockholders and other interested parties may communicate with the Board of Directors by writing c/o the Corporate Secretary, Liquidity Services, Inc., 1920 L Street, NW, 6th Floor, Washington, DC 20036. Communications intended for a specific director or directors should be addressed to the attention of the relevant individual(s) c/o the Corporate Secretary at the same address.

        Our Corporate Secretary will review all correspondence intended for the Board and will regularly forward to the Board a summary of such correspondence and a copy of correspondence that, in the opinion of the Corporate Secretary, is of significant importance to the functions of the Board or otherwise requires the Board's attention. Directors may at any time review a log of all correspondence received by the Corporate Secretary that is intended for the Board and request copies of any such correspondence.

        In addition, the Audit Committee has established a procedure for parties to submit concerns regarding what they believe to be questionable accounting, internal accounting controls and auditing matters. Concerns may be reported through our Compliance Hotline at (888) 475-8376. Concerns may be submitted anonymously and confidentially.

Director Independence

        The Board makes an affirmative determination regarding the independence of each director annually, based upon the recommendation of the Corporate Governance and Nominating Committee.

Under the NASDAQ Stock Market, Inc. listing standards, an independent director is a person that the Board of Directors determines to be free of any relationship with Liquidity Services that, in the opinion of the Board, would interfere with the exercise of such person's independent judgment in carrying out the responsibilities of a director, and to meet the then-current objective standards for "director independence" set forth in the listing standards. The Board has not established categorical standards or guidelines to use in making these independence determinations but considers all relevant facts and circumstances. In addition to the Board-level standards for director independence, the directors who serve on the Audit Committee each must satisfy standards established by the SEC, which provide that to qualify as "independent" for purposes of membership on that committee, members may not accept, directly or indirectly, any consulting, advisory or other compensatory fee from Liquidity Services other than their director compensation or fixed payments under a retirement plan for prior service. Similarly in addition to the Board-level standards for director independence, the directors who serve on the Compensation Committee each must satisfy standards established by the NASDAQ Stock Market, Inc., which provide that to qualify as "independent" for purposes of membership on that committee, the Board must consider the source of compensation of the member, including any consulting, advisory or other compensatory fee from Liquidity Services other than their director compensation or fixed payments under a retirement plan for prior service, and the Board must consider whether the member is affiliated with Liquidity Services, any of its subsidiaries or any affiliate of its subsidiaries.

        The Board of Directors has determined that each of our directors other than Mr. Angrick, our Chairman and CEO, and Mr. Mateus-Tique, our former President and Chief Operating Officer, qualifies as "independent" in accordance with the NASDAQ Stock Market, Inc. listing standards, as follows: Mr. Clough, Mr. Ellis, Mr. Gross, Ms. Infante, and Mr. Kolodzieski.

Code of Conduct

        Our Board of Directors has adopted a Code of Conduct (the "Code") applicable to all of our directors, officers and employees in order to protect and promote organization-wide integrity and to enhance Liquidity Services' ability to achieve its mission.

        The Code embodies general principles such as compliance with laws, acting with honesty and integrity, avoidance of conflicts of interest, maintenance of accurate and timely financial and business records, use of the Company's assets for legitimate business purposes only, provision and acceptance of gifts to or from customers, suppliers and governments in compliance with law, protecting the Company's information and dealing fairly with other companies.

        All directors, officers, and employees are obligated to report violations and suspected violations of the Code and any concerns they may have pertaining to non-compliance with the Code by following certain procedures described in the Code. All reports of suspected Code violations will be forwarded to the General Counsel or Compliance Officer, except for complaints and concerns involving accounting or auditing matters, which will be handled in accordance with procedures established by the Audit Committee.

        The Code is available on our website, www.liquidityservicesinc.com, at "Investors—Corporate Governance—Governance Documents." A free printed copy is available to any stockholder who requests it by writing to us at the address on page 1 of this proxy statement. We intend to disclose future amendments to certain provisions of the Code, or waivers of such provisions granted to executive officers and directors, on our website within four business days following the date of such amendment or waiver.

Board and Committee Membership

        Our bylaws provide that our Board of Directors shall consist of at least three members. The exact number of members of our Board of Directors will be determined from time to time by resolution of our Board of Directors. Our Board of Directors currently is composed of seven directors, divided into three classes: Class I, Class II and Class III. The term for each class of directors expires at successive annual meetings. The Class I directors are William P. Angrick, III and Edward J. Kolodzieski, the Class II directors are Phillip A. Clough, George H. Ellis and Jaime Mateus-Tique, and the Class III directors are Patrick W. Gross and Beatriz V. Infante.

        The Board of Directors met seven times during fiscal 2015. Each of our directors attended 75% or more of the aggregate of the total number of meetings of the Board of Directors held while he or she was a director and of each standing committee on which he or she served during the period in which the director served as a member of that committee. Our Board has adopted a policy that our directors are encouraged to attend each Annual Meeting of Stockholders. One member of our Board of Directors attended the 2015 Annual Meeting.

        The table below provides membership information for the Board of Directors and for each standing committee of the Board as of the date of this proxy statement.

Name	Position	Year Current Term Expires	Audit Committee Member		Compensation Committee Member		Corporate Governance and Nominating Committee Member
Mr. Angrick	Class I director	2016
Mr. Clough	Class II director	2017			X		X	*
Mr. Ellis	Class II director	2017	X	*
Mr. Gross	Class III director	2018	X				X
Ms. Infante	Class III director	2018	X		X	*
Mr. Kolodzieski	Class I director	2016			X		X
Mr. Mateus-Tique	Class II director	2017

*
Chair

The Audit Committee

        Under the terms of its Charter, the Audit Committee meets at least four times per fiscal year, including periodic meetings in executive session with Liquidity Services' management and Liquidity Services' independent registered public accounting firm, and reports regularly to the full Board of Directors with respect to its activities. The Audit Committee represents and assists the Board of Directors in overseeing Liquidity Services' accounting and financial reporting processes and the audits of Liquidity Services' financial statements, including the integrity of the financial statements, Liquidity Services' compliance with legal and regulatory authority requirements, the independent registered public accounting firm's qualifications and independence, the performance of Liquidity Services' independent registered public accounting firm, and in overseeing the preparation of a report of the Audit Committee to be included in Liquidity Services' annual proxy statement. Specifically, the Audit Committee is responsible for:

  •
  Directly appointing, retaining, compensating, evaluating and overseeing the Company's independent registered public accounting firm, which reports directly to the Committee;

  •
  Reviewing and pre-approving all audit and permissible non-audit services to be provided by the independent registered public accounting firm, and establishing policies and procedures for the pre-approval of audit and permissible non-audit services to be provided by the independent registered public accounting firm;

  •
  At least annually, obtaining and reviewing a report by the independent registered public accounting firm describing: (a) the auditors' internal quality-control procedures; and (b) any material issues raised by the most recent internal quality-control review, or peer review, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, with respect to one or more independent audits carried out by the independent registered public accounting firm, and any steps taken to deal with any such issues;

  •
  At least annually, reviewing the qualifications, independence and performance of the independent registered public accounting firm, and discussing with the independent registered public accounting firm its independence. As part of such annual review, the Committee will obtain and review a report by the independent registered public accounting firm describing all relationships between the independent registered public accounting firm and the Company, consistent with professional standards applicable to independent registered public accounting firms, and any other relationships that may impact the independent registered public accounting firm's independence;

  •
  Upon completion of the annual audit, reviewing and discussing with the independent registered public accounting firm the matters required to be discussed by the independent registered public accounting firm under Auditing Standard No. 16, as adopted by the Public Company Accounting Oversight Board and amended from time to time;

  •
  Meeting to review and discuss with corporate management and the independent registered public accounting firm the annual audited financial statements, and the unaudited quarterly financial statements, including reviewing the Company's specific disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations" in Annual and Quarterly Reports the Company files with the SEC;

  •
  Reviewing and approving related party transactions;

  •
  Reviewing and discussing earnings press releases, corporate practices with respect to earnings press releases and financial information and earnings guidance provided to analysts and ratings agencies;

  •
  Overseeing the Company's processes for assessing financial-related risks, and reviewing and discussing with management and the independent registered public accounting firm the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures;

  •
  Reviewing the adequacy and effectiveness of the Company's internal control procedures and internal controls over financial reporting, and any programs instituted to correct deficiencies;

  •
  Reviewing and discussing the adequacy and effectiveness of the Company's disclosure controls and procedures;

  •
  Overseeing the Company's compliance systems with respect to legal and regulatory requirements and reviewing the Company's Code of Conduct and programs to monitor compliance with such Code;

  •
  Establishing procedures for the submission of complaints regarding accounting, internal accounting controls, auditing and federal securities law matters. These procedures address the receipt, retention and treatment of complaints received by the Company and the confidential, anonymous submission of employee concerns about questionable accounting or auditing matters, and federal securities law matters;

  •
  Investigating or referring matters brought to its attention, as appropriate, with full access to all books, records, facilities and personnel of the Company;

  •
  Reviewing the application of significant regulatory, accounting and auditing initiatives, including new pronouncements;

  •
  Establishing policies for the hiring of employees and former employees of the independent registered public accounting firm;

  •
  Annually reviewing and reassessing the adequacy of the Audit Committee Charter and evaluating the performance of the Committee, and recommending changes to the Board as appropriate; and

  •
  Performing such other functions as assigned by law, the Company's certificate of incorporation or bylaws or the Board of Directors.

        The Audit Committee met five times during fiscal 2015.

        The members of the Audit Committee as of the date of this proxy statement are Mr. Ellis (Chair), Mr. Gross and Ms. Infante. The Board of Directors has determined that each is independent, as defined by the Company's director independence standards and the rules of the NASDAQ Stock Market, Inc. and the SEC, and that Mr. Ellis is an "audit committee financial expert" for purposes of the rules of the SEC.

        Under the rules of the SEC and the NASDAQ Stock Market, Inc., members of the Audit Committee must meet heightened independence standards. The Board of Directors has determined that each of Mr. Ellis, Mr. Gross and Ms. Infante meets these heightened independence standards.

        See "Audit Committee Report" below for more information on the Audit Committee.

The Corporate Governance and Nominating Committee

        Under the terms of its Charter, the Corporate Governance and Nominating Committee is responsible for identifying individuals qualified to become Board members, recommending director candidates to the Board, developing and recommending amendments to the Corporate Governance Principles to the Board and undertaking a leadership role in shaping corporate governance. Specifically, the committee is responsible for:

  •
  Developing and recommending to the Board criteria for identifying and evaluating director candidates;

  •
  Identifying, reviewing the qualifications of and recruiting candidates for election to the Board;

  •
  Assessing the contributions and independence of incumbent directors in determining whether to recommend them for reelection to the Board;

  •
  Reviewing and recommending changes to the Company's policies on stockholder recommendations of director candidates;

  •
  Recommending to the Board candidates for election or reelection to the Board at each annual stockholders' meeting;

  •
  Recommending to the Board candidates to be elected by the Board as necessary to fill vacancies and newly created directorships;

  •
  Reviewing, evaluating and recommending to the Board a set of Corporate Governance Guidelines and reviewing and recommending changes to these guidelines, as necessary;

  •
  Making recommendations to the Board concerning the structure, composition and functioning of the Board and its committees;

  •
  Recommending to the Board candidates for appointment to Board committees;

  •
  Reviewing the Company's succession plans relating to the Chief Executive Officer and other senior officers;

  •
  Overseeing the annual evaluation of the Board, its committees and directors; and

  •
  Annually evaluating the performance of the Committee and the adequacy of the Committee's Charter and recommending changes to the Board as appropriate.

        The Corporate Governance and Nominating Committee is also responsible for overseeing risk management at the Company throughout the year.

        The Corporate Governance and Nominating Committee met four times during fiscal 2015.

        The members of the Corporate Governance and Nominating Committee as of the date of this proxy statement are Messrs. Clough (Chair), Gross and Kolodzieski. The Board of Directors has determined that each of the members of the Corporate Governance and Nominating Committee is independent, as defined by the Company's director independence standards and the rules of the NASDAQ Stock Market, Inc.

        The Corporate Governance and Nominating Committee is responsible for recommending candidates for election to the Board and believes that candidates for director should have certain minimum qualifications, including the highest level of personal and professional ethics and integrity, sound judgment, the ability to make independent analytical inquiries, the willingness to devote adequate time and resources to diligently perform Board duties and appropriate and relevant business experience and acumen. The Committee also considers the number of other boards of public companies on which the candidate serves. The Committee believes that the Board should also include members who have specific industry experience and familiarity with general issues affecting our business, as discussed in more detail under "Item 1—Election of Directors" below.

        The Committee evaluates candidates for the Board on the basis of the standards and qualifications set forth above, and seeks to achieve a diversity of strengths and backgrounds on the Board, particularly in the areas described below. The Committee's review of the skills and experience it seeks in the Board as a whole, and in individual directors, in connection with its review of the Board's composition, enables it to assess the effectiveness of its goal of achieving a Board whose members have a diversity of experiences. The Committee considers these criteria when evaluating director nominees in accordance with the procedures set forth below.

        The Corporate Governance and Nominating Committee uses a variety of methods to identify and evaluate candidates for director. Candidates may come to the attention of the Committee through current Board members, the CEO or Chairman, professional search firms (to whom we pay a fee), stockholders or other persons. The Company has also sought to identify potential candidates through professional associations such as the National Association of Corporate Directors and The Boston Club, initiatives such as George Washington University's On the Board and Stanford Women on Boards, and executive education programs such as Stanford's Directors' College. The Committee did not use a professional search firm in fiscal 2015.

        The Company's Corporate Governance Guidelines contain a policy addressing the consideration of candidates for director suggested by our stockholders. Pursuant to this policy, the Committee will consider candidates for director suggested by our stockholders, provided that the recommendations are made in accordance with the procedures required under our bylaws and described in this proxy statement under the heading "Requirements, Including Deadlines, for Submission of Proxy Proposals, Nomination of Directors and Other Business of Stockholders." Director candidates recommended by stockholders in accordance with these procedures and who meet the criteria outlined above, in the Committee's Charter and in our Corporate Governance Guidelines will be evaluated by the Corporate Governance and Nominating Committee in the same manner as other director candidates.

The Compensation Committee

        Under the terms of its Charter, the Compensation Committee is responsible for assisting the Board of Directors in discharging its responsibilities relating to compensation of Liquidity Services' executive officers and overseeing the preparation of the annual report on executive compensation to be included in Liquidity Services' annual proxy statement. Specifically, the Compensation Committee is responsible for:

  •
  Overseeing the Company's overall compensation structure, policies and programs, and assessing whether the Company's compensation structure establishes appropriate incentives for management and employees;

  •
  Overseeing the assessment of risks associated with the Company's compensation programs for management and employees, and reviewing and discussing this risk assessment;

  •
  Administering and implementing the Company's incentive compensation and equity-based compensation plans;

  •
  Reviewing and approving corporate goals and objectives relevant to the compensation of the CEO and other executive officers, evaluating the CEO's performance in light of those goals and objectives and approving the CEO's compensation;

  •
  Overseeing the evaluation of other executive officers and setting their compensation based upon the recommendations of the CEO;

  •
  Approving stock option and other stock incentive awards for all employees;

  •
  Reviewing and approving employment and severance arrangements for executive officers, including change-in-control provisions, plans or agreements;

  •
  Reviewing the compensation of outside directors for service on the Board and its committees and recommending changes in compensation to the Board;

  •
  Assessing the independence of any consultants and advisors that provide advice to the Committee, in accordance with the NASDAQ Stock Market, Inc. listing standards;

  •
  Annually evaluating the performance of the Committee and the adequacy of the Committee's Charter and recommending changes to the Board as appropriate;

  •
  Assessing the results of the Company's most recent advisory vote on executive compensation; and

  •
  Performing such other duties and responsibilities as are consistent with the purpose of the Committee and as the Board or the Committee deems appropriate.

        The Compensation Committee met ten times in fiscal 2015.

        The members of the Compensation Committee as of the date of this proxy statement are Mr. Clough, Ms. Infante (Chair) and Mr. Kolodzieski. The Board of Directors has determined that each of the members of the Compensation Committee is independent, as defined by the Company's director independence standards and the rules of the NASDAQ Stock Market, Inc.

        Under the rules of the NASDAQ Stock Market, Inc., members of the Compensation Committee must meet heightened independence standards as of the Company's 2016 Annual Meeting. The Board of Directors has determined that each of Mr. Clough, Ms. Infante and Mr. Kolodzieski meets these heightened independence standards.

        For additional information about the Compensation Committee's policies and procedures, please see "Compensation Discussion and Analysis" below.

 COMPENSATION OF NON-EMPLOYEE DIRECTORS

        Our non-employee directors receive a combination of equity and cash compensation for service on our Board of Directors. Directors who are employed by the Company (including Mr. Angrick) do not receive any compensation for their service as directors. The Compensation Committee, in consultation with Towers Watson, its independent compensation consultant, periodically reviews non-employee director compensation and recommends changes based on competitive market data. In order to perform this review, Towers Watson relied on data from the same peer group of sixteen companies described below in the section titled "Executive Compensation—General Compensation Philosophy-Market Data" and data from a larger sample of companies from the 2013-14 Director Compensation Report published by the National Association of Corporate Directors ("NACD"). After consultation with Tower Watson, it was determined that the total compensation paid to our non-employee directors fell below the 25th percentile as compared to the peer group and slightly below the median level as compared to the larger NACD sample and was more heavily weighted toward equity than cash as compared to the peer group. As a result, the Board of Directors decided to increase the annual cash retainer thus positioning outside director compensation at the median of the larger NACD sample and at the 25th percentile of the selected peer group in order to align Board compensation with that of our peers and general market practice. The Board of Directors made no other changes to the non-employee director compensation program during fiscal 2015 as compared to fiscal 2014.

        For fiscal 2015, each of our non-employee directors received an annual cash retainer of $45,000, a $15,000 increase as compared to fiscal 2014. Committee chairs received an additional annual retainer as follows (all of which remains the same as in fiscal 2014): $15,000 for the Audit Committee and $7,500 for each of the Compensation Committee and the Corporate Governance and Nominating Committee. Mr. Gross, in connection with his service as our Lead Director, received an additional cash retainer of $7,500. All amounts paid to our non-employee directors are paid quarterly in advance, unless an election was made otherwise. Our non-employee directors have the opportunity to receive payment of their cash retainers in the form of grants of stock options or restricted stock by making an irrevocable one-time annual election. Stock options received pursuant to this election were granted on March 4, 2015 and vest on February 1, 2016. All restrictions applicable to the restricted shares received pursuant to this election would also lapse on February 1, 2016, although no director elected to receive payment of their annual retainer in the form of restricted stock in fiscal 2015. Mr. Gross elected to receive his annual retainer in the form of a stock option grant and on March 4, 2015, we granted him options to purchase 20,053 shares of our common stock with an exercise price per share of $9.84.

        In addition to a cash retainer, non-employee directors also receive equity-based compensation. Annual non-employee director equity awards are generally granted in February and vest on the one-year anniversary of the grant date, subject to the director's continued service with the Company through that date. For fiscal 2015, the annual non-employee director equity awards were not made until March 4, 2015 to allow the Board the opportunity to review and evaluate its director compensation program with additional benchmarking information from Towers Watson, although no changes to the equity compensation component of director compensation were made for fiscal 2015. Stock options granted to non-employee directors expire ten years from the date of grant. Annual cash retainers and equity compensation for new non-employee directors are pro-rated based on when they join the Board during the fiscal year.

        In fiscal 2014, the Board adopted a stock ownership policy obligating non-employee directors to hold a number of shares of our common stock equal to five times the value of his or her annual cash retainer. Each non-employee director will have either five years from the implementation of this policy or five years after a non-employee director's appointment to the Board (whichever is later) to satisfy this requirement. Non-employee directors are not permitted to purchase any financial instrument or enter into any transaction that is designed to hedge or offset any decrease in the market value of our common stock (including, but not limited to, prepaid variable forward contracts, equity swaps, collars, or exchange funds). Each of our non-employee directors has satisfied or is on track to satisfy this requirement within the applicable timeframe.

        For fiscal 2015, each non-employee director received an annual equity award with an aggregate value of $95,000 granted under the Amended and Restated Liquidity Services, Inc. 2006 Omnibus Long-Term Incentive Plan. Such awards will vest on February 1, 2016 subject to continued service with the Company through such date. Other than with respect to Mr. Mateus-Tique and Ms. Infante, each of whom elected to receive the entire award in the form of restricted stock, sixty percent of the annual equity award was provided in the form of stock options with a grant date fair value of $57,000, and forty percent of the annual equity award was provided in the form of restricted stock having a grant date fair value of $38,000. On March 4, 2015, we granted each of our non-employee directors, other than Mr. Mateus-Tique and Ms. Infante, options to purchase 19,050 shares of our common stock with an exercise price per share of $9.84 and 3,862 shares of restricted stock. On March 4, 2015, we granted to each of Mr. Mateus-Tique and Ms. Infante 9,654 shares of restricted stock. All equity awards granted to our non-employee directors for fiscal 2015 will vest on February 1, 2016. The determination of the number of stock options to be granted was made using the Black-Scholes model. The number of shares of restricted stock to be granted was determined by dividing the value of the award by the closing price of our common stock on the grant date.

        The non-employee director compensation described above is summarized in the following table:

Annual Compensation Element for Role	Board Compensation
General Board Service—Cash Retainer	$45,000
Committee Chair Service—Cash Retainer
Audit	$15,000
Compensation	$7,500
Corporate Governance and Nominating	$7,500
Lead Director—Cash Retainer	$7,500
General Board Service—Equity
Stock Option Value (60%)	$57,000
Restricted Stock Value (40%)	$38,000
Vesting Schedule	Stock options and restricted stock generally vest on the one-year anniversary of the grant date

        In addition to the compensation described above, our non-employee directors are reimbursed for expenses they incur in attending meetings of the Board of Directors or Board committees.

DIRECTOR COMPENSATION FOR FISCAL 2015

        The following table sets forth the total cash and equity compensation paid to our non-employee directors for their service on the Board of Directors and committees of the Board of Directors during fiscal 2015:

Name	Retainer fees paid in cash ($)(1)	Stock Awards ($)(2)(3)	Option Awards ($)(2)(4)	Total ($)
Phillip A. Clough	$52,500	38,000	57,000	$147,500
George H. Ellis	60,000	38,000	57,000	155,000
Patrick W. Gross	60,000	38,000	57,000	155,000
Beatriz V. Infante	45,000	95,000	0	140,000
Jaime Mateus-Tique	45,000	95,000	0	140,000

(1)
Retainer fees, at the election of each director, may be paid in cash or in the form of stock options or restricted stock. For fiscal 2015, Mr. Gross elected to receive his retainer fees in the form of stock options. As a result, Mr. Gross was granted 20,053 stock options with a grant date fair value of $45,000 on March 4, 2015. The vesting restrictions on these shares will lapse on February 1, 2016.

(2)
The amounts reported in these columns reflect the aggregate grant date fair value of grants of stock options and restricted stock awards to each of the non-employee directors, computed in accordance with U.S. generally accepted accounting principles, disregarding estimates of forfeitures related to service-based vesting conditions. For additional information about the assumptions used in these calculations, see Note 2 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2015. As described above, in fiscal 2015, each nonemployee director other than Mr. Mateus-Tique and Ms. Infante was granted options to purchase 19,050 shares of our common stock with a grant date fair value of approximately $57,000. Each non-employee director other than Mr. Mateus-Tique and Ms. Infante also was granted 3,862 shares of restricted stock with a grant date fair value of approximately $38,000. Mr. Mateus-Tique and Ms. Infante elected to receive their entire annual equity awards in the form of shares of restricted stock and thus each was granted 9,654 shares of restricted stock with a grant date fair value of approximately $95,000. We calculate the grant date fair value of a restricted stock award by multiplying the closing price of our common shares on the grant date by the number of shares subject to such award.

(3)
At September 30, 2015, our non-employee directors held the following shares of unvested restricted stock: Phillip A. Clough, 3,862 shares; George H. Ellis, 3,862 shares; Patrick W. Gross, 3,862 shares; Beatriz Infante, 9,654 shares; and Jaime Mateus-Tique, 9,654 shares.

(4)
At September 30, 2015, our non-employee directors held the following stock option awards, some of which were not fully vested: Phillip A. Clough, 58,558 options; George H. Ellis, 43,476 options; Patrick W. Gross, 171,156 options; Beatriz Infante, 0 options; and Jaime Mateus-Tique, 188,467 options.

BENEFICIAL OWNERSHIP OF SHARES OF COMMON STOCK

        The following table sets forth information regarding ownership of our common stock as of January 12, 2016, other than as set forth below, by each of our directors and named executive officers, all of our directors and executive officers as a group and the holders of 5% or more of our common stock known to us. The information in this table is based on our records, information filed with the SEC and information provided to us. To our knowledge, except as disclosed in the table below, none of our stockholders hold 5% or more of our common stock. Except as otherwise indicated, (1) each person has sole voting and investment power (or shares such powers with his or her spouse) with respect to the shares set forth in the following table and (2) the business address of each person shown below is 1920 L Street, NW, 6th Floor, Washington, DC 20036, other than for BlackRock, Inc., Numeric Investors LLC and Man Group plc.

	Number of Shares Beneficially Owned	Percentage of Shares Outstanding(1)
5% Stockholders:
BlackRock, Inc.(2) 40 East 52nd Street New York, NY 10022	2,353,547	7.7%
Numeric Investors LLC(3) 470 Atlantic Ave., 6th Floor Boston, MA 02210	1,922,225	6.3%
Executive Officers and Directors:
William P. Angrick, III(4)	5,317,022	17.4%
James M. Rallo(5)	75,479	*
Phillip A. Clough(6)	86,593	*
Jorge A. Celaya	—	*
Gardner Dudley(7)	51,387	*
George H. Ellis(8)	57,101	*
Patrick W. Gross(9)	178,351	*
Leoncio S. Casusol(10)	41,328	*
Edward J. Kolodzieski(11)	3,233	*
Jaime Mateus-Tique(12)	877,997	2.9%
Beatriz V. Infante(13)	15,067	*
James E. Williams(14)	19,461	*
% All executive officers and directors as a group (13 individuals)(15)	6,767,283	21.6%

*
Less than 1% of the outstanding shares of our common stock.

(1)
The percentages are calculated based on 30,555,309 shares of common stock outstanding as of the Record Date.

(2)
Based on a review of a Schedule 13G filed on January 23, 2015, BlackRock, Inc. beneficially owned 2,353,547 shares, had sole voting power with respect to 2,298,278 shares and had sole investment power with respect to 2,353,547 shares.

(3)
Based on a review of a Schedule 13G filed on November 24, 2015, Numeric Investors LLC and Man Group plc each beneficially owned the 1,922,225 shares reported on the Schedule 13G, had shared voting power with respect to the 1,922,225 shares and had shared investment power with respect to the 1,922,225 shares. Numeric Investors LLC, through certain funds and/or managed accounts, serves as the investment manager with respect to the shares referenced above. Man Group plc controls, indirectly and through various intermediate entities, Numeric Investors LLC. The address for Man Group plc is Riverbank House, 2 Swan Lane, London EC4R 3AD, United Kingdom.

(4)
Includes 3,655,842 shares of common stock held by the William P. Angrick, III Revocable Trust, 873,379 shares of common stock held by the William P. Angrick III 2005 Irrevocable Trust, 114,699 shares of common stock held by the Stephanie S. Angrick Revocable Trust and 575,513 shares of common stock held by the Stephanie S. Angrick 2005 Irrevocable Trust. Mr. Angrick disclaims beneficial ownership of these securities. This amount also includes 97,589 shares of common stock issuable pursuant to options held by Mr. Angrick that are exercisable as of January 12, 2016 or within 60 days of such date.

(5)
Includes 51,295 shares of common stock issuable pursuant to options held by Mr. Rallo that are exercisable as of January 12, 2016 or within 60 days of such date. Includes 8,000 shares held by the James M. Rallo IRA, 15,039 shares held by the James M. Rallo 401k,

  460 shares held by James M. Rallo Cust. Melissa Rallo MD UTMA and 685 shares held by James M. Rallo Cust. Michael Rallo MD UTMA, of which Mr. Rallo disclaims beneficial ownership.

(6)
Includes 58,593 shares of common stock issuable pursuant to options held by Mr. Clough that are exercisable as of January 12, 2016 or within 60 days of such date and 3,862 shares of restricted stock that are scheduled to vest within 60 days of such date.

(7)
Includes 39,546 shares of common stock issuable pursuant to options held by Mr. Dudley that are exercisable as of January 12, 2016 or within 60 days of such date.

(8)
Includes 1,160 shares of common stock held by the George H. Ellis Individual Retirement Account and 43,476 shares of common stock issuable pursuant to options held by Mr. Ellis that are exercisable as of January 12, 2016 or within 60 days of such date and 3,862 shares of restricted stock that are scheduled to vest within 60 days of such date.

(9)
Includes 171,156 shares of common stock issuable pursuant to options held by Mr. Gross that are exercisable as of January 12, 2016 or within 60 days of such date and 3,862 shares of restricted stock that are scheduled to vest within 60 days of such date.

(10)
Includes 8,340 shares of common stock issuable pursuant to options held by Mr. Casusol that are exercisable as of January 12, 2016 or within 60 days of such date.

(11)
Includes 3,233 shares of restricted stock that are scheduled to vest within 60 days of January 12, 2016.

(12)
Includes 163,208 shares of common stock held by the Jaime Mateus-Tique 2005 Irrevocable Trust, 468,262 shares of common stock held by the Em El 2007 Irrevocable Trust, 188,467 shares of common stock issuable pursuant to options held by Mr. Mateus-Tique that are exercisable as of January 12, 2016 or within 60 days of such date and 9,654 shares of restricted stock that are scheduled to vest within 60 days of such date.

(13)
Includes 9,654 shares of restricted stock that are scheduled to vest within 60 days of January 12, 2016.

(14)
Includes 18,761 shares of common stock issuable pursuant to options held by Mr. Williams that are exercisable as of January 12, 2016 or within 60 days of such date.

(15)
Includes 707,850 shares of common stock issuable pursuant to options held by all executive officers and directors as a group that are exercisable as of January 12, 2016 or within 60 days of such date and 30,894 shares of restricted stock that are scheduled to vest within 60 days of such date. The number of all executive officers and directors as a group includes one executive officer not individually listed in the table.

        In fiscal 2014, the Board adopted a stock ownership policy obligating executive officers to hold a number of shares of our common stock equal to 150% of the executive's annual base salary except the Chairman and CEO who has an obligation to hold common stock equal to 300% of his annual base salary. Each executive officer will have either five years from the implementation of this policy or five years after an executive officer's date of hire (whichever is later) to satisfy this requirement. Executive officers are not permitted to purchase any financial instrument or enter into any transaction that is designed to hedge or offset any decrease in the market value of our common stock (including, but not limited to, prepaid variable forward contracts, equity swaps, collars, or exchange funds). Each of our executive officers has satisfied or is on track to satisfy this requirement within the applicable timeframe.

 SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires our directors, executive officers and beneficial owners of greater than ten percent of our common stock to file reports of holdings and transactions in Liquidity Services' common stock with the SEC. Based solely on these records, we believe that in fiscal 2015 all persons satisfied these filing requirements on a timely basis, except that each of the following individuals filed a single Form 4 late in connection with certain annual grants of incentive stock options and restricted stock: Phillip A. Clough, George H. Ellis, Patrick W. Gross, Beatriz V. Infante, Jaime Mateus-Tique, William P. Angrick, III, Leoncio S. Casusol, Kathryn A. Domino, Gardner H. Dudley, James M. Rallo, and James E. Williams.

 CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

        The Company did not participate in or review any potential related party transactions during fiscal 2015 and there currently are no proposed related party transactions. To be considered a related party transaction under current SEC rules, a transaction must include the Company as a participant, and one of our officers, directors or greater than 5% stockholders or a family member of such person must have a direct or indirect material interest in the transaction. To date, we have not participated in any related party transactions requiring disclosure as such under the SEC disclosure requirements. Should we consider participating in a related party transaction in the future, such transaction would be reviewed and subject to approval by the Audit Committee, in accordance with our written Audit Committee Charter. We have not adopted specific standards that would govern such review.

        As a general matter, our written Code of Conduct prohibits conflicts of interest. We consider a conflict of interest to exist when a person's private interest interferes in any way with the interests of our Company, including: (i) a conflict that makes it difficult for an employee, officer or director to perform his or her work objectively and effectively; (ii) when an employee, officer or director, or any member of his or her family, receives improper personal benefits as a result of his or her position in or with our Company; or (iii) when an employee, officer or director is engaged in a business or business activity that is in competition with or injurious to us. The Code of Conduct requires that the General Counsel be consulted with any questions about conflicts of interest in addition to requiring that our directors and officers consult with the General Counsel before engaging in any potential conflict of interest transactions.

PROPOSALS REQUIRING YOUR VOTE

ITEM 1—Election of Directors

        Our Board of Directors currently is composed of seven directors, divided into three classes: Class I, Class II and Class III. Our Class I directors are William P. Angrick, III, who was elected at the Annual Meeting of Stockholders in 2013, and Edward J. Kolodzieski, who was appointed in November 2015 to fill a vacancy on the Board of Directors, and their terms end at this Annual Meeting of Stockholders. Our Class II directors, elected at the Annual Meeting of Stockholders in 2014, are Phillip A. Clough, George H. Ellis and Jaime Mateus Tique, and their terms end at the Annual Meeting of Stockholders in 2017. Our Class III directors, elected at the Annual Meeting of Stockholders in 2015, are Patrick W. Gross and Beatriz V. Infante, and their terms end at the Annual Meeting of Stockholders in 2018. With respect to the Class I directors to be elected at the Annual Meeting, each nominee for director will, if elected, continue in office until our Annual Meeting of Stockholders in 2019 or until the director's successor has been duly elected and qualified, or until the earlier of the director's death, resignation or retirement.

        If you are a stockholder of record, the proxy holders named on the proxy card intend to vote your proxy for the election of each of these nominees, unless you indicate on the proxy card that your vote should be withheld from any or all of the nominees. Brokers, banks and other nominees are not permitted to vote in the election of directors without instructions from the beneficial owner. Therefore, if your shares are held through a broker, bank or other nominee, they will not be voted in the election of directors unless you affirmatively vote your shares.

        Each nominee has consented to be named as a nominee in this proxy statement, and we expect each nominee for election as a director to be able to serve if elected. If any nominee is unable to serve, proxies will be voted in favor of the other nominees and may be voted for substitute nominees selected by the Board, unless the Board chooses to reduce the number of directors serving on the Board.

        In evaluating director candidates, and considering incumbent directors for renomination, the Board and the Corporate Governance and Nominating Committee consider a variety of factors as discussed above under "The Corporate Governance and Nominating Committee." Among other things, the Board has determined that it is important to have individuals with the following skills and experiences on the Board:

  •
  Industry experience and Company knowledge.  We believe that it is important for our directors to have knowledge of the Company and the online auction marketplace industry, which is relevant to understanding the Company's business, operations and strategy.

  •
  Senior leadership experience.  We believe that it is important for our directors to have served in senior leadership roles at other organizations, which demonstrates strong abilities to motivate and manage others and to identify and develop leadership qualities in others.

  •
  High-growth company experience.  As a high-growth company, it is important for our directors to have experience with other companies that have undergone periods of significant growth because they can provide insight on the challenges faced by companies in these situations, including how to balance strategic acquisitions with organic growth, manage expectations about the scope, speed and success of our growth strategy and leverage operational infrastructure to support expansion.

  •
  Public company board experience.  Directors who have served on other public company boards can offer advice and perspective with respect to Board dynamics and operations; the relationship between the Board and Company management; and other matters, including corporate governance, executive compensation and oversight of strategic, operational and compliance-related matters.

  •
  Media and technology experience.  As a provider of online marketplaces, it is important for our directors to have media and technology experience, especially as this experience relates to the Internet.

  •
  Financial and accounting experience.  We believe that it is important for our directors to have knowledge of finance and financial reporting processes, which is relevant to understanding and evaluating the Company's capital structure and overseeing the preparation of its financial statements.

        The specific qualifications and experience of the individual directors and the nominees and certain other information are set forth on the following pages. For more information on the director nomination process, refer to "The Corporate Governance and Nominating Committee" above.

        Your Board of Directors unanimously recommends a vote FOR the election of William P. Angrick, III and Edward J. Kolodzieski as directors.

 BOARD OF DIRECTORS

Name and Age as of January 25, 2016	Biographical Information and Director Qualifications and Experience
William P. Angrick, III Age 48	Mr. Angrick is a co-founder of Liquidity Services who has served as the Chairman of the Board of Directors and Chief Executive Officer of LSI since January 2000. Prior to co-founding Liquidity Services, Mr. Angrick was at Deutsche Bank Alex Brown from 1995 to 1999, where he served as Vice President of the Consumer and Business Services Investment Banking Group after serving as an Associate. Mr. Angrick holds an M.B.A. from the Kellogg Graduate School of Management at Northwestern University and a B.B.A. with honors from the University of Notre Dame. Mr. Angrick earned his CPA certificate in 1990.

As a co-founder and Chairman and CEO of the Company, Mr. Angrick has extensive industry experience and knowledge of the Company. Mr. Angrick also brings to the Board senior leadership experience and financial and accounting experience.

Jaime Mateus-Tique Age 49

Mr. Mateus-Tique is a co-founder of Liquidity Services who has served as a director of LSI since April 2000. Mr. Mateus-Tique served as LSI's President and Chief Operating Officer from April 2000 until his retirement in September 2009. Prior to co-founding Liquidity Services, Mr. Mateus-Tique served as a senior engagement manager at McKinsey & Co., a management consulting firm, from September 1995 to March 2000. Mr. Mateus-Tique holds an M.B.A. from the Kellogg Graduate School of Management at Northwestern University and a master's degree from Ecole des Hautes Etudes Commerciales in Paris.

As a co-founder and former President and COO of the Company, Mr. Mateus-Tique has extensive industry experience and knowledge of the Company. Mr. Mateus-Tique also brings to the Board senior leadership experience and media and technology experience.

Name and Age as of January 25, 2016	Biographical Information and Director Qualifications and Experience
Phillip A. Clough Age 54

Mr. Clough has served as a director of Liquidity Services since September 2004 and currently serves as the chair of the Corporate Governance and Nominating Committee and a member of the Board of Directors' Compensation Committee. Since January 2007, Mr. Clough has been a Managing General Partner of ABS Capital Partners ("ABS"), a growth equity firm focused on investments in growth companies in the technology, business and education services and health care industries. From September 2001 to January 2007, Mr. Clough was a General Partner of ABS. Prior to joining ABS, Mr. Clough was President and Chief Executive Officer of Sitel Corporation, a global provider of outsourced customer support services, from May 1998 to March 2001. Mr. Clough previously served on the board of directors of American Public Education, Inc., a provider of exclusively online post-secondary education, from August 2002 to 2010 and Rosetta Stone Inc., a provider of technology- based language learning solutions, from January 2006 to May 2014. Mr. Clough holds a B.S. degree from the U.S. Military Academy at West Point and holds an M.B.A. from the Darden Graduate School of Business Administration at the University of Virginia.

As a Managing General Partner of a growth equity firm, Mr. Clough has senior leadership experience and financial experience. Mr. Clough also brings to the Board high-growth company experience, media and technology experience and public company board experience.

Name and Age as of January 25, 2016	Biographical Information and Director Qualifications and Experience
George H. Ellis Age 66

Mr. Ellis has served as a director of Liquidity Services since May 2010 and currently serves as the Chairman of the Audit Committee. Mr. Ellis has been the Chief Financial Officer of Studer Group, a private equity-backed healthcare consulting firm, since September 2011. Studer Group is an operating unit of Huron Consulting Group, which acquired the Studer Group in February 2015. From July 2006 to August 2011, Mr. Ellis served as the Chief Financial Officer of Global 360, Inc., a software development company. Mr. Ellis has also served in several capacities at Softbrands, Inc., a software developer and provider of related professional services that has been acquired by Golden Gate Capital, serving as a member of its board of directors from October 2001 to August 2009, as Chairman from October 2001 to June 2006, and as Chief Executive Officer from October 2001 to January 2006. Mr. Ellis is also a director of Blackbaud, Inc., a supplier of software for non-profit companies, where he is Chairman of the audit committee. Mr. Ellis served on the board of directors of NEON Systems, Inc., from January 2000 to December 2005 and PeopleSupport, Inc., from October 2004 to October 2008. He also served as a director of AremisSoft Corp. from April 1999 until February 2001 and as Chairman and Chief Executive Officer of AremisSoft from October 2001 to July 2002. AremisSoft confirmed its plan of reorganization under Chapter 11 of the U.S. Federal Bankruptcy Code in August 2002. Previously, Mr. Ellis served as Chief Financial Officer of Sterling Software, Inc., Chief Financial Officer and founder of Sterling Commerce, Inc., a spin-off of Sterling Software, and Executive Vice President and Chief Operating Officer of the Communities Foundation of Texas. Mr. Ellis is a Certified Public Accountant and is admitted to the State Bar of Texas. Mr. Ellis holds a B.S. degree from Texas Tech University and a J.D. from Southern Methodist University Dedman School of Law.

Name and Age as of January 25, 2016	Biographical Information and Director Qualifications and Experience

As a CFO and former Chairman and CEO of several companies and an audit committee member, Mr. Ellis has senior leadership experience and financial and accounting experience. Mr. Ellis also brings to the Board high-growth company experience, media and technology experience and public company board experience.

Patrick W. Gross Age 71

Mr. Gross has served as a director of Liquidity Services since February 2001 and currently serves as the Lead Director and a member of the Audit and Corporate Governance and Nominating Committees. Mr. Gross has served as Chairman of The Lovell Group, a private business and technology advisory and investment firm, since October 2002. Mr. Gross is a founder of, and served as a principal executive officer from 1970 to September 2002 at, American Management Systems, Inc., a publicly traded information technology consulting, software development and systems integration firm. Mr. Gross is also a director of Capital One Financial Corporation, a publicly traded financial services company, Career Education Corporation, a publicly traded provider of post- secondary educational services, Rosetta Stone Inc., a provider of technology-based language learning solutions, and Waste Management, Inc., a publicly traded provider of integrated waste services. Mr. Gross previously served on the board of directors of Taleo Corporation, a publicly traded provider of talent management solutions, from August 2006 until April 2012 when Taleo Corporation was acquired by Oracle Corporation. Mr. Gross currently serves on the boards of directors of various private companies. Mr. Gross holds a B.S.E. degree from Rensselaer Polytechnic Institute, an M.S.E. degree from the University of Michigan, and an M.B.A. from the Stanford Graduate School of Business.

As the Chairman of a business and technology advisory and investment firm, Mr. Gross has senior leadership experience and media and technology experience. Mr. Gross also brings to the Board industry experience, high- growth company experience and public company board experience.

Name and Age as of January 25, 2016	Biographical Information and Director Qualifications and Experience
Beatriz V. Infante Age 61

Ms. Infante has served as a director of Liquidity Services since May 2014 and currently serves as a member of the Audit Committee and the Chair of the Compensation Committee. Ms. Infante is currently the Chief Executive Officer of Business Excelleration LLC, a business consultancy specializing in corporate transformation and renewal. Ms. Infante has also served as an Investor and Advisor to Tandem Capital, a Silicon Valley venture capital firm, since 2008. From May 2012 through May 2015, Ms. Infante served as a Director of Emulex and was Chair of the Nominating and Governance Committee and a member of the Compensation Committee. Since January 2010, she has served as a director and member of the Compensation Committees of Sonus Networks. Ms. Infante served as Chief Executive Officer and a Director of ENXSuite Corporation from May 2010 until ENXSuite Corporation was acquired in October 2011. Ms. Infante served as Chief Executive Officer and a Director of VoiceObjects, Inc. from March 2006 until VoiceObjects, Inc. was acquired in December 2008. Ms. Infante served as Director and Interim Chief Executive Officer of Sychron, Inc. from December 2004 to June 2005 until its sale to an investor group. Ms. Infante was Chief Executive Officer and President of Aspect Communications Corporation, a market leader in communications solutions, from April 2000 until October 2003, and was additionally named Chairman in February 2001. Between October 1998 and April 2000, she held additional roles at Aspect Communications. From May 2012 until April 2014, Ms. Infante was also Director and Chairman of the Compensation and Audit Committees of 1010data, Inc. Ms. Infante holds a B.S.E degree in Electrical Engineering and Computer Science from Princeton University and holds a M.S. degree in Engineering Science from California Institute of Technology.

Name and Age as of January 25, 2016	Biographical Information and Director Qualifications and Experience

Ms. Infante's strong technical expertise coupled with her senior executive experience as a Chief Executive Officer of many different technology companies and her exemplary performance as a distinguished board member who currently sits on multiple technology company boards provide strategic and corporate compensation experience to the Board. Ms. Infante has demonstrated her commitment to boardroom excellence by completing NACD's comprehensive program of study for experienced corporate directors—a rigorous suite of courses spanning leading practices for boards and committees. Ms. Infante has been a National Association of Corporate Directors (NACD) Board Leadership Fellow since 2012. Ms. Infante supplements her board leadership skills through ongoing engagement with the director community and access to leading practices.

Edward J. Kolodzieski Age 55

Mr. Kolodzieski has served as a director of Liquidity Services since November 2015 and currently serves as a member of the Compensation Committee and the Corporate Governance and Nominating Committee. Since 2013, Mr. Kolodzieski has served as a Senior Advisor for CVC Capital Partners in the consumer products, retail and supply chain sectors. In addition, since August 2013, he has served as a director for Vi-Jon Inc. and since September 2015, he has served as Chairman of the Board for Archway Marketing Services. Prior to that, Mr. Kolodzieski served as Executive Vice President—Global Sourcing at Wal-Mart from February 2010 to his retirement from Wal-Mart in February 2013. Prior to this position, he held a number of other senior executive positions with Wal-Mart, including Chairman of the Board and Chief Executive Officer of Walmart Japan, Chief Operating Officer of Wal-Mart International, and SVP of Wal-Mart's Neighborhood Market division. Prior to joining Wal-Mart, he was the President of Acme Markets of Virginia, a supermarket firm with operations in five Mid-Atlantic States.

Mr. Kolodzieski holds a B.S. in Business Management from University of South Florida and an M.B.A. from University of Tampa.

Name and Age as of January 25, 2016	Biographical Information and Director Qualifications and Experience

As a retail industry veteran, Mr. Kolodzieski brings senior leadership and financial experience with respect to traditional and e-commerce retail supply chain operations, sourcing and merchandising. Mr. Kolodzieski has demonstrated his commitment to boardroom excellence by completing NACD's comprehensive program of study for corporate directors—a rigorous suite of courses spanning leading practices for boards and committees. Mr. Kolodzieski is a 2013 National Association of Corporate Directors (NACD) Board Governance Fellow.

EXECUTIVE OFFICERS AND MANAGEMENT

        Below you can find information, including biographical information, about our executive officers (other than Mr. Angrick, whose biographical information appears above):

Name	Age	Position
Leoncio S. Casusol	43	Chief Information Officer
Jorge A. Celaya	49	Executive Vice President and Chief Financial Officer
Gardner Dudley	40	President, Capital Assets Group
James M. Rallo	50	President, Retail Supply Chain Group
James E. Williams	48	Vice President, General Counsel and Corporate Secretary

        Leoncio S. Casusol has served as our Chief Information Officer since February 2013. Prior to joining our Company, Mr. Casusol served as Chief Information Officer of Terremark, a Verizon company that provides advanced information technology infrastructure and managed services. Before that, Mr. Casusol spent seven years at Quadrem, where he helped establish and grow one of the first and largest B2B e-commerce marketplaces in the mining industry. Mr. Casusol holds a B.S. from Santa Maria Catholic University of Arequipa and a master's in Economics and Management from San Agustin University of Arequipa.

        Jorge A. Celaya has served as our Executive Vice President and Chief Financial Officer since August 10, 2015. Prior to joining the Company, Mr. Celaya was co-founder of Avanz Capital, an independent investment firm focused on private equity investing in emerging markets. From July 2007 to March 2010, Mr. Celaya was Executive Vice President and Chief Financial Officer of FTI Consulting, a global business advisory firm in restructuring, transaction advice, forensic accounting and due diligence, as well as e-discovery software and services. Prior to that, Mr. Celaya served as Executive Vice President and Chief Financial Officer of Sitel Corporation, a global provider of business process outsourcing services, from October 2003 to February 2007. From 1990 to October 2003, Mr. Celaya held various U.S. and international positions at Schlumberger Limited in both corporate and operating segment capacities across numerous industry sectors, including energy and technology. Mr. Celaya holds a Bachelor of Arts and a Masters in Business degree from the University of Texas at Austin.

        Gardner H. Dudley has served as President, Capital Assets Group since October 2014. Prior to this role, he was Global Sales Vice President, Capital Assets Group from March 2014 to October 2014, VP and General Manager of our Network International subsidiary from October 2012 to March 2014, and Chief Operating Officer, Network International from June 2008 to October 2012, which subsidiary we acquired during 2010. Mr. Dudley holds a Bachelors in Business Administration from the University of Texas at Austin.

        James M. Rallo has served as President of the Retail Supply Chain Group since February 2014. Prior to this role, Mr. Rallo was Chief Financial Officer and Treasurer of the Company from February 2005 to August 2015. Prior to joining our Company, Mr. Rallo served as Chief Financial Officer and Treasurer of Sleep Services of America, Inc. from July 1999 to February 2005. Mr. Rallo served as Vice President of Deutsche Banc Alex Brown's Healthcare Investment Banking Group from June 1995 to July 1999. Mr. Rallo holds an M.B.A. from the Smith School of Business at the University of Maryland and a B.S. from Washington and Lee University. Mr. Rallo is a Certified Public Accountant.

        James E. Williams has served as our Vice President, General Counsel and Corporate Secretary since November 2005. Prior to joining our Company, Mr. Williams served as Vice President, General Counsel and Secretary for Acterna Corporation, a telecommunications equipment manufacturer that was acquired in late 2005 by JDS Uniphase Corporation. Previously, Mr. Williams served as Assistant General Counsel for PathNet Telecommunications, formerly a wholesale telecommunications provider. Prior to that, Mr. Williams was a corporate associate at the law firms of Kirkland & Ellis LLP and Wilson Sonsini Goodrich & Rosati. He received his B.A. from Brown University and his J.D. from the University of Chicago Law School.

ITEM 2—Ratification of Independent Registered Public Accounting Firm

        The Audit Committee has selected Ernst & Young LLP to serve as our independent registered public accounting firm for fiscal 2016.

        We are asking our stockholders to ratify the selection of Ernst & Young LLP as our independent registered public accounting firm. Although ratification is not required by our bylaws or otherwise, we are submitting the selection of Ernst & Young LLP to our stockholders for ratification because we value our stockholders' views on the Company's independent registered public accounting firm and as a matter of good corporate practice. In the event that our stockholders fail to ratify the selection, the Audit Committee will review its future selection of the independent registered public accounting firm. Even if this selection is ratified, pursuant to the Sarbanes-Oxley Act of 2002, the Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of our independent registered public accounting firm and may determine to change the firm selected at such time and based on such factors as it determines to be appropriate.

        Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting to answer appropriate questions. They also will have the opportunity to make a statement if they desire to do so.

        Your Board of Directors unanimously recommends a vote FOR the ratification of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2016.

 AUDITORS

Audit and Non-Audit Fees

        The following table presents fees for professional audit services rendered by Ernst & Young LLP for the audit of the Company's annual financial statements for the fiscal years ended September 30,

2015, and September 30, 2014, and for fees billed for other services rendered by Ernst & Young LLP during those periods.

	Fiscal 2015	Fiscal 2014
Audit fees(1)	$1,250,000	$1,161,000
Audit-related fees(2)	$93,000	$110,000
Tax fees(3)	$412,644	$444,000
All other fees(4)	$0	$0
Total fees	$1,755,644	$1,715,000

(1)
Audit fees consisted principally of work performed in connection with the audit of our consolidated financial statements and the review of our unaudited quarterly financial statements. This amount includes $65,549 in costs during fiscal 2015 and $108,000 in costs during fiscal 2014, related to the statutory audits of our foreign subsidiaries and other related services.

(2)
Audit-related fees consisted principally of fees incurred in connection with our employee benefit plans.

(3)
Tax fees consisted principally of tax return preparation, planning and compliance work.

(4)
All other fees consisted principally of fees related to due diligence reviews.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

        Pursuant to its Charter, Audit Committee policy and applicable law, the Audit Committee pre-approves all audit and permissible non-audit services to be provided by our independent registered public accounting firm. The pre-approval policy applies to audit services, audit-related services, tax services and other services. The Audit Committee has delegated authority to the Chair of the Audit Committee in some cases to pre-approve the provision of services by our independent registered public accounting firm, which pre-approvals the Chair then communicates to the full Audit Committee. To avoid potential conflicts of interest, the law prohibits a publicly traded company from obtaining certain non-audit services from its independent registered public accounting firm. We obtain these services from other service providers as needed.

Audit Committee Report

        Liquidity Services' management is responsible for Liquidity Services' financial statements, internal controls and financial reporting process. Liquidity Services' independent registered public accounting firm, Ernst & Young LLP, is responsible for auditing the financial statements and for expressing an opinion as to whether those audited financial statements fairly present, in all material respects, the financial position, results of operations and cash flows of the Company in conformity with U.S. generally accepted accounting principles. The Audit Committee was established for the purpose of representing and assisting the Board of Directors in overseeing Liquidity Services' accounting and financial reporting processes and audits of Liquidity Services' annual financial statements, including the integrity of Liquidity Services' financial statements, Liquidity Services' compliance with legal and regulatory authority requirements, the independent registered public accounting firm's qualifications and independence and the performance of Liquidity Services' independent registered public accounting firm. The members of the Audit Committee are not professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent registered public accounting firm.

        In this context, the Audit Committee has reviewed and discussed the audited financial statements with management. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Public Company Accounting Oversight Board ("PCAOB") Ethics and Independence Rule 3526, "Communication with Audit Committees Concerning Independence" and the matters required to be discussed by PCAOB Auditing Standard No. 16. The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm's communications with the audit committee concerning independence, and has discussed with the independent registered public accounting firm its independence.

        Based upon the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended September 30, 2015 for filing with the Securities and Exchange Commission. The Board of Directors approved including the audited financial statements in the Company's Annual Report.

The Audit Committee: George H. Ellis, Chair Patrick W. Gross Beatriz V. Infante

        The Audit Committee Report does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that we specifically incorporate the Audit Committee Report by reference therein.

ITEM 3—Approval of an Advisory Resolution on Executive Compensation

        We are asking stockholders to approve an advisory resolution on the Company's executive compensation as reported in this proxy statement. As described below in the "Compensation Discussion and Analysis" section of this proxy statement, the Compensation Committee's goals in setting executive compensation are to support the attainment of our short- and long-term financial and strategic objectives, reward executives for continuous growth in earnings and stockholder value, and align executives' interests with those of our stockholders. To achieve these goals, our executive compensation structure emphasizes performance-based compensation, including annual incentive compensation and stock-based awards.

        We urge stockholders to read the "Compensation Discussion and Analysis," beginning on page 35 of this proxy statement, which describes in more detail how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives, as well as the Summary Compensation Table and other related compensation tables and narrative, appearing on pages 47 through 48, which provide detailed information on the compensation of our named executive officers. The Board of Directors and the Compensation Committee believe that the policies and procedures articulated in the "Compensation Discussion and Analysis" are effective in achieving our goals and that the compensation of our named executive officers reported in this proxy statement reflects and supports these compensation policies and procedures.

        In accordance with Section 14A of the Exchange Act, and as a matter of good corporate governance, stockholders will be asked at the Annual Meeting to approve the following advisory resolution:

        RESOLVED, that the stockholders of Liquidity Services, Inc. (the "Company") approve, on an advisory basis, the compensation of the Company's named executive officers described in the Compensation Discussion and Analysis and disclosed in the Summary Compensation Table and the related compensation tables, notes and narrative in the Proxy Statement for the Company's 2016 Annual Meeting of Stockholders.

        This advisory resolution, commonly referred to as a "say-on-pay" resolution, is non-binding on the Board of Directors. Although non-binding, the Board and the Compensation Committee will review and consider the voting results when making future decisions regarding our executive compensation program.

        The Board of Directors has adopted a policy providing for annual "say-on-pay" advisory votes. Unless the Board of Directors modifies its policy on the frequency of holding "say-on-pay" advisory votes, the next "say-on-pay" advisory vote will occur in 2017.

        Your Board of Directors unanimously recommends a vote FOR the advisory resolution on executive compensation.

 EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

        This section describes our compensation strategy, programs and practices for the executive officers listed in the Summary Compensation Table that follows this discussion. In this proxy statement, we refer to these individuals as our named executive officers.

Executive Summary

        Our executive compensation philosophy and the elements of our executive compensation program with regard to fiscal 2015 are summarized below:

  •
  The main objectives of our executive compensation program are to support the attainment of our short- and long-term financial and strategic objectives, reward executives for continuous growth in earnings and stockholder value, and align executives' interests with those of our stockholders.

  •
  Our executive compensation program emphasizes performance-based compensation, including annual incentive compensation and stock-based awards, including stock options and restricted stock.

  •
  Our Compensation Committee is responsible for evaluating and setting the compensation levels of our named executive officers. In setting compensation levels for executives, the Committee solicits the input and recommendations of our Chairman and CEO. The Compensation Committee regularly engages an independent compensation consultant to conduct market reviews of our competitive market for executive talent. The Committee engaged Towers Watson to conduct a review of new market data for use in determining fiscal 2015 compensation levels and to update the Company's peer group.

  •
  Actual compensation received by our named executive officers for fiscal 2015 generally was lower than target levels as a result of Company financial performance. As discussed below, the Company's fiscal 2015 performance led to below-target annual incentive compensation for our named executive officers because we did not achieve all of our target goals for company financial performance under our annual incentive bonus plan.

  •
  To support the retention and incentive purposes of our executive compensation program, in fiscal 2015 each of our named executive officers received time-based and performance-based stock option and restricted stock awards.

General Compensation Philosophy

        Liquidity Services' executive compensation programs are designed to:

  •
  align executives' interests with those of our stockholders;

  •
  support the attainment of our short- and long-term financial, operational, and strategic objectives;

  •
  reward executives for continuous growth in earnings and stockholder value; and

  •
  attract, retain and motivate key executives, and to encourage a long-term commitment to Liquidity Services.

To achieve these objectives, the Compensation Committee uses a variety of compensation elements, including: base salary, annual cash incentive compensation, long-term incentive compensation and certain other compensation and benefits.

        Factors Considered When Determining Compensation.    The Compensation Committee seeks to set executive compensation at competitive levels that the Compensation Committee considers appropriate for a company of our size and stage of growth. On an annual basis, the Compensation Committee determines and approves the total compensation level of each of our named executive officers based on its evaluation of external market conditions, Company performance and each named executive officer's individual performance relative to pre-established performance goals and objectives. The Compensation Committee also considers each executive's level of experience, unique skills and abilities critical to the Company, and the executive's tenure, position and responsibilities with the Company. The Compensation Committee considers recommendations from the Chairman and CEO regarding levels for base salary, annual incentive awards and long-term incentive awards for named executive officers. The Chairman and CEO annually provides to the Compensation Committee historical and prospective breakdowns of the total direct compensation components for each named executive officer. The Chairman and CEO also recommends financial and non-financial performance goals for each named executive officer under the annual cash incentive compensation plan.

        Market Data.    The Compensation Committee has engaged on an annual basis a leading industry compensation consultant to assess the market competitiveness of our executive compensation program so that our program attracts and retains executive talent essential to achieve our business plans. For fiscal 2015, the Compensation Committee engaged Towers Watson to assess the market competitiveness of our executive compensation program for purposes of evaluating and setting fiscal 2015 executive compensation levels. After considering the following six factors with respect to Towers Watson: (i) the provision of other services to us by Towers Watson; (ii) the amount of fees received from us by Towers Watson, as a percentage of the total revenue of Towers Watson; (iii) the policies and procedures of Towers Watson that are designed to prevent conflicts of interest; (iv) any business or personal relationship of the Towers Watson consultant with a member of the Compensation Committee; (v) any of our stock owned by the Towers Watson consultants; and (vi) any business or personal relationship of the Towers Watson consultant or Towers Watson with any of our executive officers, our Compensation Committee has concluded that no conflict of interest exists with respect to its engagement of Towers Watson. The scope of Towers Watson's work included a review of the Company's executive compensation practices, assistance with development of an appropriate peer group, and presentation to the Compensation Committee of a report regarding executive compensation trends for similarly sized companies and the market competitiveness of our executive compensation program. Towers Watson was engaged directly by the Compensation Committee and did not provide any services to the Company other than the executive and director compensation consulting services described above.

        To assist the Compensation Committee in its market review for fiscal 2015, the Compensation Committee's compensation consultant prepared an analysis of the market competitiveness of the aggregate value of total direct compensation (base salary, annual incentive bonus and long-term incentives) as well as the market competitiveness of each element of compensation for each named executive officer (except with respect to Mr. Celaya, who joined the Company in July 2015). The market review was based upon two different sources of compensation data provided by Towers Watson—published surveys and a selected peer group of e-commerce companies. The survey sources relied upon for the market review were national surveys and contained compensation data for both high-technology sector companies as well as similarly sized general industry companies. These survey sources were the 2014 Towers Watson General Industry Executive Compensation Survey Report and the 2014 Towers Watson General Industry Top Management Compensation Survey. The survey data was used as a market reference to assess how the Company's compensation practices for top executives compare to market practices and to confirm that the overall compensation mix is reasonably aligned with the marketplace.

        The peer companies utilized in Towers Watson's fiscal 2015 review were updated in fiscal 2015 by Towers Watson with input from the Compensation Committee and approved by the Compensation

Committee. The peer group was developed using several criteria as a guide (e.g. company size, net income, growth, location, internet presence and technology focus) and included 16 companies, with revenues ranging from $264 million to $1.27 billion. The peer group companies for the fiscal 2015 review were:

• comScore, Inc.	• Comverse, Inc.
• 1-800-FLOWERS.COM Inc.	• Copart, Inc.
• Richie Bros. Auctioneers Incorporated	• CoStar Group Inc.
• Corporate Executive Board Co.	• Rosetta Stone Inc.
• VistaPrint N.V.	• Shutterfly, Inc.
• NeuStar Inc.	• TripAdvisor Inc.
• ACI Worldwide, Inc.	• WebMD Health Corp
• Blue Nile Inc.
• Digital River Inc.

        Two companies, Copart Inc. and TripAdvisor Inc., were added to the peer group for purposes of the fiscal 2015 review based on, among other things, their size, revenues, and technology focus. Three companies, TeleCommunication Systems Inc., U.S. Auto Parts Network Inc. and LinkedIn Corporation, were removed from the peer group because they were no longer comparable to the Company.

        The compensation decisions specific to each component of total direct compensation for the named executive officers are discussed below.

        Pay Mix.    Because our named executive officers are in a position to directly influence the Company's performance, a significant portion of their compensation is delivered in the form of annual cash incentive award and long-term incentive compensation. We rely on a mix of compensation components intended to reward short-term results (in the form of annual cash incentive awards) and motivate long-term performance (in the form of option and restricted stock grants that vest over several years). We do not have a specific allocation target between cash and equity-based compensation or between annual and long-term incentive compensation. Instead, we retain the flexibility when determining the compensation mix to react to our evolving business environment and our specific hiring and retention requirements. In fiscal 2015, approximately 57% or more of each of our named executive officer's target total direct compensation, including approximately 80% of the target total direct compensation for the Chairman and CEO, was performance-based and/or tied directly to the performance of our stock (in the form of target annual cash incentive awards and stock options and restricted stock awards), consistent with the Company's compensation philosophy to link executive compensation with stockholder returns and achievement of strategic business objectives.

Base Salary

        Purpose.    Salaries for named executive officers are designed to be competitive when compared with prevailing market rates and are based on a variety of factors, including level of responsibility, performance and the recommendations of the Chairman and CEO. Base salaries are reviewed annually or at the time of promotion or other changes in responsibilities. In determining whether to award base salary increases, the Compensation Committee considers the Company's overall business outlook, the Company's budget, the executive's individual performance, historical compensation, market compensation levels for comparable positions, internal pay equity and other factors, including any retention concerns. Under the terms of the employment agreements in place with our named executive officers, the Compensation Committee may not reduce the salary of a named executive officer downward unless the named executive officer consents to a reduction.

        Fiscal 2015 Decisions.    Base salary levels remained unchanged for each of the named executive officers in fiscal 2015 other than for Mr. Celaya, who joined the Company in 2015 as our EVP and Chief Financial Officer, and for Mr. Dudley, whose base salary was increased to $225,000 in connection with his appointment as our President, Capital Assets Group in August 2014. Effective October 1, 2014, the Compensation Committee approved base salaries in the following amounts for our named executive officers:

Named Executive Officer	2015 Salary	2014 Salary	Percentage Increase (Decrease)
William P. Angrick, III	$400,000	$400,000	0%
James M. Rallo	330,424	330,424	0%
Gardner Dudley	225,000	190,962	18%
James Williams	295,000	295,000	0%
Leoncio Casusol	309,000	309,000	0%
Jorge A. Celaya(1)	350,000	n/a	n/a

(1)
Mr. Celaya joined the Company effective July 20, 2015.

        The Compensation Committee utilizes a report of market compensation levels prepared by its independent compensation consultant in order to evaluate the executives' base salaries. The Compensation Committee generally seeks to set base salaries at the 50th percentile of the peer group, adjusting for experience and other factors such as tenure, individual performance and responsibilities.

        Fiscal 2016 Decisions.    At its December 2015 meeting, the Compensation Committee determined that Mr. Angrick's base salary would be reduced to $380,000 and that the base salaries of Messrs. Dudley and Williams would each be increased to $250,000 and $305,000, respectively, in each case in order to provide base salary levels that are competitive with levels of our peers and to reflect experience, tenure, individual performance and organizational structure. The Compensation Committee also increased the base salary of Mr. Casusol to $350,000 in order to reflect the strategic importance of his key role with respect to the Liquidity One Transformation ("LOT") Program and as a retention tool given his value to the Company.

Annual Incentive Compensation

        Purpose.    Annual incentive compensation is an "at risk" performance-based cash award that is designed to motivate our named executive officers to achieve pre-established corporate financial and individual performance objectives that are consistent with the Company's strategic plan. Awards under the plan are payable if, and only to the extent that, these pre-established objectives are achieved. The Compensation Committee retains the discretion to increase or decrease payouts under the annual cash incentive plan in connection with its review of the Company's and the executive's performance during the year. The Compensation Committee did not exercise this discretion with respect to fiscal 2015 cash incentive awards payable to the named executive officers. Compensation paid under the plan has varied significantly from year to year. For example, over the last four years, the annual cash incentive award of our Chairman and CEO has ranged from 31.5% to 205% of his base salary.

        The annual incentive award plan is also designed to attract and retain key employees by providing our named executive officers with a significant opportunity to earn additional annual cash compensation. As noted below, the target opportunities of our named executive officers range from 50% to 100% of base salary, with a maximum opportunity of between 71% and 149% of the base salary. The Committee strives to set the annual incentive plan target opportunity at the median of the peer group with potential for upper quartile pay based on superior performance of the Company and the individual.

        Fiscal 2015 Target Annual Cash Incentive Award Opportunities.    At the beginning of each fiscal year, the Committee establishes the performance goals and target and maximum cash incentive awards for each named executive officer. Each target and maximum cash incentive award is set as a percentage of each named executive officer's base salary. The amount of the cash incentive ultimately awarded depends on the achievement of performance goals. The "Grants of Plan-Based Awards for Fiscal 2015" table below shows the range of possible payments to each of our named executive officers under the annual incentive award plan in fiscal 2015.

        For fiscal 2015, the annual incentive cash award target and maximum award of our named executive officers were:

Named Executive Officer	Fiscal 2015 Target Award Percentage of Base Salary	Fiscal 2015 Annual Incentive Target	Fiscal 2015 Maximum Award Percentage of Base Salary
William P. Angrick, III	100%	$400,000	149%
James M. Rallo	80%	264,339	125%
Gardner Dudley	60%	135,000	94%
James Williams	50%	147,500	71%
Leoncio Casusol	60%	185,400	77%
Jorge A. Celaya(1)	80%	280,000	n/a

(1)
Mr. Celaya joined the Company in July 2015 and was only eligible for a pro-rated target bonus payment for fiscal 2015 that was not tied to Company or individual performance. His target bonus opportunity going forward has been set at 80% of base salary.

        The Committee established these target and maximum cash incentive award opportunities based upon (1) the relative scope and responsibility of the named executive officer's position and his respective impact on overall Company performance and (2) comparative compensation data based on the Committee's review of the competitive market conducted for fiscal 2015. For fiscal 2015, the target award opportunity for each of our named executive officers (other than Mr. Celaya, who joined the Company in 2015) remained the same as for fiscal 2014. The Compensation Committee determined that the target award opportunities of our named executive officers were at or near the 75th percentile of the competitive market data reviewed for fiscal 2015. Taking into account the size of the Company relative to the peer group and the Company's pay mix relative to the peer group, the Committee believes that targeting the 75th percentile is appropriate and necessary in order to attract and retain top tier executive talent.

        Fiscal 2015 Performance Goals.    At the beginning of the fiscal year, the Compensation Committee established performance goals for the plan based on achievement of certain operational and strategic objectives to drive company performance and growth of stockholder value. For fiscal 2015, the Committee determined that awards under the plan for our named executive officers would be based on the achievement of commercial contribution margin growth from all marketplaces other than the Jacobs Trading marketplace (except with respect to Messrs. Rallo and Dudley, for whom the goal was based on achievement of commercial contribution margin growth for the Retail Supply Chain Group and the Capital Assets Group, respectively) ("Commercial CMG"), execution and integration of the Company's LOT Program and achievement of certain individual management objectives. The performance goals carry different weights for our named executive officers based on their position and responsibilities. The relative weights assigned to corporate, LOT integration and individual goals for fiscal 2015 are as follows:

Name and Principal Position	Commercial CMG	LOT Integration	Individual Performance
William P. Angrick, III	35%	35%	30%
Chairman and Chief Executive Officer
James M. Rallo	40%	30%	30%
President, Retail Supply Chain Group
Gardner Dudley	40%	30%	30%
President, Capital Assets Group
James Williams	30%	30%	40%
Vice President, General Counsel and Corporate Secretary
Leoncio Casusol	20%	40%	40%
Chief Information Officer
Jorge A. Celaya(1)	n/a	n/a	n/a
EVP and Chief Financial Officer

(1)
Mr. Celaya's bonus for 2015 was pro-rated and based on his target bonus opportunity.

        The Committee's evaluation of the Company's financial performance under the plan for fiscal 2015 was based on one Company-wide goal—Commercial CMG. Commercial CMG measures the growth in contribution margin contributed from the Company's marketplaces before allocation of certain expenses. The Committee selected this metric as the corporate performance measure because it continues to be a key metric used by management to measure the Company's business performance. The target Commercial CMG growth goal for the named executive officers other than Messrs. Rallo, Dudley and Celaya for fiscal 2015 was $18.8 million in year over year Commercial CMG growth. If the Company had achieved a Commercial CMG growth of less than $14.3 million in year over year CMG growth, then no award would have been earned with respect to this goal. With respect to Mr. Rallo, the target Commercial CMG growth goal with respect to the Retail Supply Chain Group for fiscal 2015 was $6.3 million in year over year growth. If the Company had achieved a Commercial CMG growth with respect to the Retail Supply Chain Group of less than 10%, then no award would have been earned with respect to this goal. With respect to Mr. Dudley, the target Commercial CMG growth goal with respect to the Capital Assets Group for fiscal 2015 was $11.2 million in year over year Commercial CMG growth with respect to the Capital Assets Group. If the Company had achieved a Commercial CMG growth with respect to the Capital Assets Group of less than $9.7 million in year over year growth, then no award would have been earned with respect to this goal. Because we believe disclosure of the exact total contribution margin amounts to which these Commercial CMG growth targets equate would cause the Company competitive harm by publishing sensitive information that would not otherwise be disclosed, the Company is not disclosing total contribution margin amounts. The Committee cannot specify the degree of difficulty required to meet the Commercial CMG growth target goal, but believes that achievement of the target goal would have required substantial and sustained performance by the Company. The target Commercial CMG growth goal is consistent with the Company's annual business plan and strategic objectives, and achievement of the target goal required extensive business development efforts, a significant increase in inventory velocity and continued improvement in service levels.

        The LOT integration objectives included:

  •
  New corporate branding

  •
  Create a common user experience across all Company marketplaces so that website navigation, controls and displays are standardized and enable all marketplaces to fully support international transactions, including such functions as language translation, currency conversion, and other features required to support cross-border transactions

  •
  Adopt a standardized and streamlined lead generation and onboarding process for new customers in order to enhance sales execution

  •
  Develop a common global taxonomy for assets being sold across all marketplaces enabling streamlined processes for order creation, searching, filtering, inventory tracking and warehousing of assets

  •
  Develop common website functionality across all marketplaces, including enhanced functions for order creation, checkout, invoicing and payment

  •
  Plan and begin implementation of an upgraded human resources information system enabling the deployment of best practices across the Company for recruiting and onboarding new employees, managing payroll, learning management and tracking employee compensation, benefits, and performance

  •
  Plan and begin implementation of an Oracle Fusion ERP system for a new global financial and tax management, as well as a unified client financial settlement processes across all marketplaces

  •
  Develop and implement monthly key performance indicators used to track business performance across all parts of the Company.

The Committee determined that 100% of the LOT integration goals were met with respect to fiscal 2015.

        The individual performance goals established for each of our named executive officers (other than Mr. Celaya) varied based on his relative job responsibilities and emphasized improvement in metrics or operational objectives within the control of each named executive officer. Each of our named executive officers had four to five individual management objectives (other than Mr. Celaya) designed to further each of the following two Company strategic initiatives of market leadership and of collaboration, integration and transformation. Each individual management objective is weighted differently as noted below. To the extent that an objective was determined to be critical to the Company's strategy and business plan, it may have served as an individual objective of more than one named executive officer.

        Our Chairman and Chief Executive Officer's individual performance was evaluated based on the following individual objectives (which comprised 30% of his total annual award opportunity):

  •
  Accelerate growth of commercial business

  •
  Expand margins

  •
  Retention of key clients

  •
  Further penetrate key client relationships

  •
  Develop and leverage new aligned seller facing brand

  •
  Enable growth in municipal government business

        Mr. Rallo's individual performance was evaluated based on the following four individual objectives (which comprised 30% of his total annual award opportunity):

  •
  Improve penetration of key existing Retail Supply Chain Group accounts

  •
  Expand team

  •
  Grow buyer base

  •
  Improve Retail Supply Chain Group employee operations

        Mr. Dudley's individual performance was evaluated based on the following four individual objectives (which comprised 30% of his total annual award opportunity):

  •
  Improve penetration of key existing Capital Assets Group accounts

  •
  Support marketing and business development

  •
  Integrate Capital Assets Group sales organization

  •
  Improve Capital Assets Group employee operations

        Mr. Williams' individual performance was evaluated based on the following four individual objectives (which comprised 40% of his total annual award opportunity):

  •
  Develop channel partnerships in areas of risk mitigation and compliance

  •
  Deliver high quality legal services to internal clients

  •
  Integrate LSI organization

  •
  Support LSI business development process

        Mr. Casusol's individual performance was evaluated based on the following five individual objectives (which comprised 40% of his total annual award opportunity):

  •
  Maintain service levels for all product releases and critical business systems

  •
  Understand and meet the technology needs of the current marketplace

  •
  Execute the LOT Program to maximize business impact

  •
  Complete consolidation of Company's IT infrastructure

  •
  Manage total cost of ownership of Company's technology assets

        Fiscal 2015 Results and Payouts.    At the end of the performance year, our Chairman and CEO assessed the achievement of the Company and individual performance goals and made a recommendation to the Committee regarding the annual incentive award payouts. The target cash incentive award of each of our named executive officers is shown in the "Grants of Plan-Based Awards for Fiscal 2015" table, and the actual amounts earned by our named executive officers are shown in the "Non-Equity Incentive Plan Compensation" column of the Summary Compensation Table, which amounts were paid to the executives after the end of the fiscal year (except with respect to Mr. Celaya, whose bonus award for fiscal 2015 was not tied to performance metrics and thus is reported in the "Bonus" column of the Summary Compensation Table).

        In determining the amount of the fiscal 2015 awards, the Committee assessed the Company's and each named executive officer's performance measured against the previously described corporate, LOT integration and individual management objectives. For fiscal 2015, the Company and the Capital Assets Group achieved Commercial CMG that fell short of the threshold performance levels, resulting in no payouts. However, with respect to Mr. Rallo, the Company achieved Commercial CMG with respect to the Retail Supply Chain Group that exceeded the target level but fell short of the maximum level, resulting in a payout to Mr. Rallo equal to 125% of target. The Committee determined that 100% of the LOT integration objectives were achieved resulting in payout for that component at target; provided, however, that 50% of the payout for achievement of the LOT integration objectives has been deferred until the LOT Program go live dates. The deferred portion, to the extent earned as result of the LOT Program go live date, will be reflected in next year's Summary Compensation Table.

        The Compensation Committee awarded Mr. Angrick an annual cash incentive award equal to 33% of his target incentive award, resulting in a payment of $133,600 (provided that $15,000 of his payout is deferred until the LOT Program go live dates), based on our fiscal 2015 corporate performance and achievement of 100% of the LOT integration objectives. Mr. Rallo was awarded 107% of his target award, resulting in a payment of $282,589 (provided that $39,651 of his payout is deferred until the LOT Program go live dates), based on our fiscal 2015 corporate performance, achievement of 100% of the LOT integration objectives and achievement of 90% of his individual objectives. Mr. Dudley was awarded 56% of his target award, resulting in a payment of $75,938 (provided that $20,250 of his payout is deferred until the LOT Program go live dates), based on our fiscal 2015 corporate performance, achievement of 100% of the LOT integration objectives and achievement of 87.5% of his individual objectives. Mr. Williams was awarded 64% of his target award, resulting in a payment of $93,810 (provided that $22,125 of his payout is deferred until the LOT Program go live dates), based on our fiscal 2015 corporate performance, achievement of 100% of the LOT integration objectives and achievement of 84% of his individual objectives. Mr. Casusol was awarded 80% of his target award, resulting in a payment of $148,320 (provided that $37,080 of his payout is deferred until the LOT Program go live dates), based on our fiscal 2015 corporate performance, achievement of 100% of the LOT integration objectives and achievement of 100% of his individual objectives. Mr. Celaya received a pro-rated bonus based on his target bonus opportunity and the number of days employed during the 2015 fiscal year.

        Fiscal 2016 Incentive Award Plan.    At its December 2015 meeting, the Compensation Committee determined that the corporate financial measure for our fiscal 2016 annual incentive compensation plan will be commercial contribution market growth from all marketplaces other than the DOD Surplus marketplace (except with respect to Messrs. Rallo and Dudley, for whom the goal will be based on achievement of commercial contribution margin growth for the Retail Supply Chain Group and the Capital Assets Group, respectively). In addition, Mr. Rallo will be subject to an additional corporate financial measure of service revenues for the Retail Supply Chain Group. The Compensation Committee decided to include achievement of team growth initiatives as well as individual performance. The relative weight assigned to corporate, team growth initiatives and individual goals for fiscal 2016 is as follows:

Name and Principal Position	Commercial CMG(1)	Team Growth Initiatives	Individual Performance
William P. Angrick, III	35%	35%	30%
Chairman and Chief Executive Officer
James M. Rallo	40%	30%	30%
President, Retail Supply Chain Group
Gardner Dudley	40%	30%	30%
President, Capital Assets Group
James Williams	20%	30%	50%
Vice President, General Counsel and Corporate
Secretary
Leoncio Casusol	20%	30%	50%
Chief Information Officer
Jorge A. Celaya	40%	30%	30%
EVP and Chief Financial Officer

(1)
Mr. Rallo is also subject to an additional corporate financial measure of service revenues for the Retail Supply Chain Group which is weighted equally with the Commercial CMG goal.

Long-Term Incentive Compensation

        Purpose.    We grant equity-based compensation to our named executive officers in order to attract, retain and reward our executives and strengthen the mutuality of interests between our named executive officers and Liquidity Services' stockholders. The Compensation Committee annually determines whether to grant stock options or other equity-based incentives to executives. In making its determinations, the Compensation Committee considers factors such as market data, the executive's and the Company's performance in the last year and the results achieved by the executive, the executive's base salary and the Compensation Committee's view regarding the future potential of long-term contributions of the executive. Recommendations of the Chairman and CEO are also taken into consideration.

        The Compensation Committee historically had granted our named executive officers long-term incentive awards in the form of stock options. As in fiscal 2014, our long-term incentive compensation program in fiscal 2015 provided grants of stock options and restricted stock under our Amended and Restated 2006 Omnibus Long-Term Incentive Plan, which has been approved by our stockholders.

        The Compensation Committee has historically granted annual equity awards with respect to each fiscal year after financial results are available for the prior fiscal year at a regularly scheduled meeting. At the Company's 2015 Annual Meeting of Stockholders, the Company submitted to stockholders a proposal for approval of the Company's Amended and Restated 2006 Omnibus Long-Term Incentive Plan to, among other things, increase the number of shares authorized for issuance thereunder. As a result, annual equity grants for fiscal 2015 were not made until May 2015 after stockholder approval was obtained. As the Compensation Committee's meeting schedule is established prior to the start of each fiscal year, the proximity of any award grants to earnings announcements or other market events is coincidental. For annual awards, the Compensation Committee's policy is to grant options and restricted stock awards on the date it approves them. The option exercise price is determined in accordance with the terms of the plan under which the award is granted (generally, the closing price on the date of grant) and cannot be less than the fair market value of our Common Stock as of that date. In addition to annual option awards, our named executive officers may receive stock options in connection with the commencement of employment or upon promotion. In these cases, the exercise price is typically the closing price of our common stock on the date the Compensation Committee approves the award.

        Fiscal 2015 Annual Awards.    In fiscal 2015, the Compensation Committee granted a mix of time-based stock options and restricted stock awards and performance-based stock options and restricted stock awards to each of our named executive officers as part of the annual grant for fiscal 2015 (except with respect to Mr. Celaya, who joined the Company in July 2015). Approximately 20% of the equity award value was in the form of stock options (with 50% subject to performance-based vesting terms and 50% subject to time-based vesting terms over four years for the CEO and 20% subject to performance-based vesting terms and 80% subject to time-based vesting terms over four years for the remaining named executive officers (other than Mr. Celaya)), and 80% was in the form of restricted stock (with 50% subject to performance-based vesting terms and 50% subject to time-based vesting terms over four years for the CEO and 20% subject to performance-based vesting terms and 80% subject to time-based vesting terms over four years for the remaining named executive officers (other than Mr. Celaya)). We granted a portion of our annual equity awards in the form of performance-based stock options and restricted stock awards in order to incentivize the named executive officers to achieve objectives related to profitable growth, particularly with respect to the marketplaces other than the DOD Surplus marketplace. These awards will vest in installments at the end of each fiscal year over a three year period based on our compounded annual growth rate ("CAGR").

        New Hire Grant to Mr.Celaya.    Mr. Celaya joined the Company effective July 20, 2015. In connection with his appointment as Chief Financial Officer, he received a grant of time-based restricted stock vesting over four years and subject to partial acceleration in the event that Mr. Celaya is terminated by the Company without cause or terminates his employment for good reason, in either case during the 18 month period following July 20, 2015. In determining the size of Mr. Celaya's grant, the compensation committee considered internal pay equity concerns, the compensation of the Company's former Chief Financial Officer and the market data provided by Towers Watson.

        In determining the size of the annual grants to our named executive officers, the Compensation Committee considered the size of equity awards granted in fiscal 2014, the scope of job responsibilities, experience, individual performance and recommendations of the Chairman and CEO. Generally, the Committee seeks to target named executive officers' annual long-term incentive award values at a level between the 50th and 75th percentile of the Company's peer group based on a target value as a percentage of base salary in order to attract and retain top tier executive talent. The grant date fair values of options and restricted stock awarded to our named executive officers in fiscal 2015 were within or just below this range.

        The grant date fair value of each of our named executive officer's stock options and restricted stock awards as a percentage of base salary is as shown in the table below.

Named Executive Officer	Grant Date Fair Value of Annual Award as a Percentage of Base Salary*
William P. Angrick, III	300%
James M. Rallo	247%
Gardner Dudley	314%
James Williams	80%
Leoncio Casusol	242%
Jorge A. Celaya	n/a

*
We calculated the grant date fair value of stock options by multiplying the Black-Scholes value per option by the number of options awarded and of restricted stock by multiplying the closing price of our common shares on the grant date times the number of restricted shares awarded. This table does not include the value of Mr. Celaya's new hire grant or Mr. Dudley's promotional grant made in October of 2014 in connection with his promotion in September 2014 to President of the Capital Assets Group.

        The number of stock options and restricted shares granted to our named executive officers in fiscal 2015 is included in the "Grants of Plan-Based Awards for Fiscal 2015" table. The terms and conditions of the grants are more fully described in the footnotes and narrative following that table.

        Fiscal 2016 Equity Awards.    The Compensation Committee has granted each of our named executive officers a mix of approximately 20% stock options and 80% restricted stock awards subject to both time-based and performance-based vesting terms for fiscal 2016 in December 2015. In addition, in connection with the increased scope and complexity of his role and for retention purposes, Mr. Casusol has received an additional performance-based restricted stock award with a grant date value of approximately $175,000.

Other Compensation and Benefit Programs

        Our named executive officers are eligible to participate in benefit plans that are available to substantially all of our employees, including participation in the Liquidity Services, Inc. 401(k) Profit

Sharing and Trust Plan, medical insurance, dental insurance, life insurance and disability insurance programs.

        We do not provide our named executive officers with any additional benefits or perquisites not available to all other employees.

Employment Agreements

        We have entered into employment agreements with each of our named executive officers that provide for, among other things, specified payments in the event of termination of employment in certain circumstances. The terms of these agreements are described under "Employment Agreements" below. The Committee believes it is important to provide our named executive officers with some measure of financial security in the event that their employment with the Company is terminated without cause or in connection with certain unforeseen circumstances. The Committee believes that these arrangements encourage an executive to comply with post-termination restrictive non-competition covenants and to cooperate with the Company both before and after his employment is terminated. The Committee believes that these arrangements are reasonable and that it is beneficial to have agreements in place that specify the exact terms and benefits an executive receives if the Company elects to terminate a named executive officer's employment.

Stock Ownership Policy

        In fiscal 2014, the Board adopted a stock ownership policy obligating executive officers to hold a number of shares of our common stock equal to 150% of the executive's annual base salary except the Chairman and CEO who has an obligation to hold common stock equal to 300% of his annual base salary. Each executive officer has either five years from the implementation of this policy or five years after an executive officer's date of hire (whichever is later) to satisfy this requirement. Executive officers are not permitted to purchase any financial instrument or enter into any transaction that is designed to hedge or offset any decrease in the market value of our common stock (including, but not limited to, prepaid variable forward contracts, equity swaps, collars, or exchange funds). Each of our executive officers has satisfied or is on track to satisfy this requirement within the applicable timeframe.

Clawback Policy

        In addition, in fiscal 2015, the Board adopted a clawback policy pursuant to which, in the event of a restatement of the Company's financial statements due to material non-compliance with any financial reporting requirement under the securities laws as generally applied, bonus and other incentive awards as well as any performance-based equity awards will be subject to forfeiture and/or recoupment in the event that such awards would have been lower had they been determined or calculated based on such restated results.

2015 "Say-on-Pay" Advisory Vote on Executive Compensation

        The Company provided stockholders a "say-on-pay" advisory vote on its executive compensation in 2015 under Section 14A of the Securities Exchange Act of 1934, as amended. At the Company's 2015 Annual Meeting of Stockholders, stockholders expressed substantial support for the compensation of our named executive officers, with approximately 99% of the votes cast in favor of the "say-on-pay" advisory vote. The Committee carefully evaluated the results of the 2015 advisory vote at its April meeting. The Committee also considers many other factors in evaluating the Company's executive compensation programs as discussed in this Compensation Discussion and Analysis, including the Committee's assessment of the interaction of our compensation programs with our corporate business objectives, evaluations of our programs by external consultants, and review of peer group and survey data, each of which is evaluated in the context of the Committee's fiduciary duty to act as the directors determine to be in stockholders' best interests. While each of these factors bore on the Committee's decisions regarding our named executive officers' compensation, the Committee did not make any changes to our executive compensation program and policies as a result of the 2015 "say-on-pay" advisory vote.

Deductibility of Executive Compensation

        Section 162(m) of the Internal Revenue Code of 1986, as amended (Internal Revenue Code), limits publicly-held companies to an annual deduction for federal income tax purposes of $1 million for compensation paid to a company's chief executive officer and the three other most highly compensated executive officers (not including the chief financial officer) determined at the end of each year. This limitation does not apply to compensation that meets the requirements under Section 162(m) for "qualifying performance-based" compensation. For fiscal 2015, payments of annual bonuses and the grants of stock options were intended to qualify as performance-based compensation.

Summary Compensation Table

        The following table summarizes the compensation of our named executive officers, which includes our principal executive officer, all individuals who served during the fiscal year as our principal financial officer and our three other most highly compensated executive officers.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)		Stock Awards ($)(2)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
William P. Angrick, III	2015	400,000			1,027,092	624,184	118,600	11,363	2,181,239
Chairman and Chief	2014	400,000			999,072	702,124	126,000	12,365	2,239,561
Executive Officer	2013	600,000			720,036	432,722	255,990	11,875	2,020,623
Jorge A. Celaya(5)	2015	71,970	57,436	(6)	1,696,511	0		373	1,826,290
Executive Vice President and
Chief Financial Officer
Gardner Dudley(5)	2015	225,000			946,428	95,481	55,688	8,677	1,331,274
President,
Capital Assets Group
James Williams	2015	295,000			201,996	117,800	71,685	11,049	697,530
Vice President, General	2014	295,000			165,782	125,725	89,975	12,093	688,575
Counsel & Corporate	2013	275,834			209,724	52,075	91,345	11,382	640,360
Secretary
Leoncio Casusol	2015	309,000			745,314	131,124	111,240	11,667	1,308,345
Executive Vice President and	2014	309,000			1,664,003	124,377	148,320	12,989	2,258,689
Chief Information Officer
James M. Rallo(5)	2015	330,424			803,319	164,936	242,938	15,804	1,557,421
President, Retail Supply	2014	330,424			806,330	156,475	211,471	12,895	1,517,595
Chain Group; Former	2013	320,800			1,581,117	1,031,735	107,789	12,477	3,053,918
Chief Financial Officer

(1)
Each of the named executive officers other than Mr. Celaya contributed a portion of his salary to the Liquidity Services, Inc. 401(k) Profit Sharing and Trust Plan.

(2)
The amounts reported in these columns reflect the aggregate grant date fair value of grants of stock options and time-based and performance-based restricted stock awards to each of the named executive officers in the years shown, computed in accordance with U.S. generally accepted accounting principles, disregarding estimates of forfeitures related to service-based vesting conditions. The amounts reported for performance-

  based option and restricted stock awards were calculated assuming that all applicable performance goals would be achieved. For additional information about these calculations, see the "Grants of Plan-Based Awards for Fiscal 2015" table included in this proxy statement. For additional information about the assumptions used in these calculations, see Note 2 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2015. No stock or option awards granted to our named executive officers were forfeited during fiscal 2014 or 2013. In connection with the Company exceeding the sublimit on the number of shares of restricted stock available for grant under its 2006 Omnibus Long-Term Incentive Plan, in fiscal 2015 Messrs. Angrick, Rallo, Dudley, Williams and Casusol voluntarily surrendered the following performance-based equity awards: Mr. Angrick, 14,695 stock options and 8,477 shares of restricted stock, each granted on November 27, 2012; Mr. Rallo: 3,335 stock options and 5,003 shares of restricted stock each granted on November 16, 2012 and 58,031 shares of stock options and 28,503 shares of restricted stock each granted on July 18, 2013; Mr. Dudley: 2,550 stock options and 1,550 shares of restricted stock, each granted on June 16, 2010; Mr. Williams: 1,835 stock options and 2,753 shares of restricted stock, each granted on November 16, 2012; and Mr. Casusol: 49,113 shares of restricted stock granted on February 4, 2013. At no time, however, did the Company exceed the aggregate limit on the number of shares available for grant under the 2006 Omnibus Long Term Incentive Plan or any other limits under the 2006 Omnibus Long Term Incentive Plan.

(3)
The amounts in the Non-Equity Incentive Plan Compensation column represent the annual cash incentive bonuses described under the section of this proxy statement entitled "Annual Incentive Compensation." These annual cash bonuses were paid in fiscal 2016 for performance in fiscal 2015.

(4)
The payments listed for fiscal 2015 in the "All Other Compensation" column above reflect the following amounts and, unless noted below, are based upon the actual cost expended by the Company:

For Mr. Angrick, the amount shown includes: $10,021.05 for 401(k) matching contributions, $630 for short- and long-term disability insurance premium payments and $225 for group term life insurance premium payments.

For Mr. Celaya, the amount shown includes: $175 for short- and long-term disability insurance premium payments, and $197.80 for group term life insurance payments.

For Mr. Dudley, the amount shown includes: $7,152 for 401(k) matching contributions, $908 for short- and long-term disability insurance premium payments, and $617 for group term life insurance payments.

For Mr. Williams, the amount shown includes: $8,875.26 for 401(k) matching contributions, $913.50 for short- and long-term disability insurance premium payments and $1,259.76 for group term life insurance premium payments.

For Mr. Casusol, the amount shown includes: $10,120.90 for 401(k) matching contributions, $913.50 for short- and long-term disability insurance premium payments and $632.64 for group term life insurance premium payments.

For Mr. Rallo, the amount shown includes: $9,825.93 for 401(k) matching contributions, $913.50 for short- and long-term disability insurance premium payments, $1,764.12 for group term life insurance premium payments and $3,300 in aggregate incremental cost to the Company of providing him with a car.

(5)
Mr. Celaya was appointed Executive Vice President and Chief Financial Officer effective as of August 10, 2015 and received a prorated salary for the period from July 20, 2015 through September 30, 2015. His base annual salary in fiscal 2015 was $350,000. Also on August 10, 2015, Mr. Rallo ceased to serve as our Chief Financial Officer and continued to focus his duties exclusively on his role as President, Retail Supply Chain Group. Mr. Dudley was appointed President, Capital Assets Group in September 2014 and qualifies as a named executive officer for the first time with respect to fiscal 2015.

(6)
Mr. Celaya received a bonus award equal to his target bonus opportunity pro-rated for the number of days employed during fiscal 2015.

Employment Agreements

        We have entered into employment agreements with all of our named executive officers that provide for, among other things, the term of employment, compensation and benefits payable during the term of the agreement and certain compensation payable when an executive's employment is terminated under certain conditions.

        We also have confidentiality, non-competition and intellectual property agreements with the named executive officers. These agreements typically provide that the employee may not disclose or transfer any of our confidential information to any person, business entity or other organization without authorization from us, and that the employee may not, during his or her employment with us and for 24 months thereafter, hire or solicit any of our employees for employment with another person or entity or in any way interfere with the relationship we have with any of our employees, clients or other business relationships. Further, these agreements also typically provide that the employee may not, during his employment with us and for up to 24 months thereafter, compete with us. These agreements typically also provide that all ideas, designs, works and inventions made by the employee in the course of his or her employment with us are our exclusive property, and that the copyrights of all writings produced by the employee during the course of his or her work for us are the property of our Company.

  Summary of Employment Agreement with William P. Angrick, III

        We entered into an employment agreement with Mr. Angrick effective as of January 1, 2004. The agreement provides that Mr. Angrick will be employed as our Chairman and Chief Executive Officer and that his employment will continue until terminated by either party pursuant to the terms of the agreement. The agreement provided for an initial annual base salary of $210,000, which may be increased but not decreased. During fiscal 2015, Mr. Angrick received a salary of $400,000, which was approved by the Compensation Committee. Mr. Angrick is also eligible for a target annual incentive bonus under a sliding scale as approved by the Compensation Committee that is equal to up to 100% of his base salary based upon the achievement of our financial budget each year. In addition, he is eligible to receive an additional bonus amount for the completion of projects that increase stockholder value, at the discretion of the Compensation Committee. If Mr. Angrick's employment is terminated as a result of his death, his estate will receive his base salary through the next full calendar month and all other unpaid amounts. If Mr. Angrick's employment is terminated because of disability, he is entitled to his base salary through the third full calendar month after termination and all other unpaid amounts, provided that his base salary will be reduced by any amounts received under any disability insurance provided by the Company.

        As of the last day of fiscal 2015, the agreement provided that if his employment with the Company was terminated by us other than for cause, disability or death, or was terminated by Mr. Angrick for good reason, Mr. Angrick would have been entitled to receive: (1) his base salary through the date of termination and all other unpaid amounts owed under the employment agreement and (2) a lump-sum severance package equal to six months of the sum of his base salary plus an amount equal to six months of his average annual bonus for the previous two fiscal years. Effective in 2016, this arrangement was modified in order to provide severance benefits competitive with those offered by our peers such that instead of (2) above, upon a termination by us other than for cause, disability or death or by Mr. Angrick for good reason, Mr. Angrick will receive a lump-sum severance package equal to twelve months of the sum of his base salary plus an amount equal to his annual target incentive bonus. All severance payments made by us to Mr. Angrick will be payable within 30 days of notice of termination. Mr. Angrick's employment agreement was amended effective January 9, 2007 to extend the term from December 31, 2006 to December 31, 2009. Mr. Angrick's employment agreement was extended until December 31, 2010, after which date the agreement shall be renewed automatically for a term of one year unless either party terminates the agreement.

  Summary of Employment Agreement with Jorge A. Celaya

        We entered into an employment agreement with Mr. Celaya effective as of July 20, 2015. The agreement provides that Mr. Celaya will serve as the Executive Vice President and Chief Financial Officer for a period of one year from the effective date, after such time the employment term will automatically renew for additional one year terms. The agreement provides for an initial base salary of $350,000, which was approved by the Compensation Committee. Mr. Celaya is also eligible for a target annual incentive bonus of up to 80% of his salary based on the attainment of certain performance milestones. Pursuant to the agreement, Mr. Celaya received an initial equity grant of restricted stock with a value of $1,700,000 that vests quarterly over four years. If Mr. Celaya is terminated by the Company without cause or by Mr. Celaya for good reason, in either case within the first 18 months of Mr. Celaya's employment with the Company, the initial equity award, to the extent not already vested, will vest with respect to 37.5% of equity award. The agreement also provides that Mr. Celaya is eligible to receive additional long-term incentive compensation each year and, for fiscal year 2016, the value of such long-term incentive grant will be at least $350,000.

        If Mr. Celaya's employment is terminated as a result of his death, his estate will receive his base salary through the next full calendar month and all other unpaid amounts owed under the employment agreement. If Mr. Celaya's employment is terminated because of disability, he is entitled to receive his base salary through the third full calendar month after termination and all other unpaid amounts, provided that his base salary will be reduced by any amounts received under any disability insurance provided by the Company. This agreement also provides that if his employment with our Company is terminated by us other than for cause, disability or death or by Mr. Celaya for good reason, in each case not in connection with a corporate transaction, Mr. Celaya is entitled to receive: (1) his base salary through the date of termination and all other unpaid amounts; and (2) a lump-sum severance package equal to the sum of twelve months of his base salary plus an amount equal to his annual target incentive bonus. In addition, the Company will maintain his medical, dental and vision benefits at the same level as if he had continued to remain actively employed with the Company for a period of six months following his termination. If Mr. Celaya's employment with our Company is terminated by us other than for cause, disability or death or by Mr. Celaya for good reason, in each case within the twelve months following a corporate transaction, Mr. Celaya is entitled to receive: (1) his base salary through the date of termination and all other unpaid amounts; and (2) a lump-sum severance package equal to eighteen months of his base salary plus an amount equal to 150% of his then current target bonus. In addition, the Company will maintain his medical, dental and vision benefits at the same level as if he had continued to remain actively employed with the Company for a period of six months following his termination. All severance payments made by us to Mr. Celaya will be payable within 30 days of notice of termination

  Summary of Employment Agreement with Gardner Dudley

        Effective as of August 11, 2014, we entered into an Executive Employment Agreement with Mr. Dudley in connection with his appointment as our President, Capital Assets Group. The agreement initially set Mr. Dudley's base salary at $250,000 which was voluntarily reduced by Mr. Dudley to $225,000. Mr. Dudley is also eligible for a target annual incentive bonus of up to 60% of his salary, payable upon the achievement of certain performance milestones. The employment agreement also provided Mr. Dudley with a grant of 25,000 shares of restricted stock that vest over four years commencing on October 1, 2015. If Mr. Dudley is terminated as a result of his death, his estate will receive his base salary through the next full calendar month and all other unpaid amounts owed under the employment agreement. If Mr. Dudley's employment is terminated because of disability, he is entitled to receive his base salary through the third full calendar month after termination and all other unpaid amounts, provided that his base salary will be reduced by any amounts received under any disability insurance provided by the Company. As of the last day of fiscal 2015, if his employment with our Company had been terminated by us other than for cause, disability or death or if his employment had terminated by Mr. Dudley for good reason, Mr. Dudley would have been entitled to receive: (1) his base salary through the date of termination and all other unpaid amounts; and (2) a lump-sum severance package equal to the sum of six months of his base salary plus an amount equal to six months of his average annual bonus for the previous two fiscal years. Effective in 2016, this arrangement was modified in order to provide severance benefits competitive with those offered by our peers such that instead of (2) above, upon a termination by us other than for cause, disability or death or by Mr. Dudley for good reason, Mr. Dudley will receive a lump-sum severance package equal to twelve months of his base salary plus an amount equal to his annual target incentive bonus. All severance payments made by us to Mr. Dudley will be payable within 30 days of notice of termination subject to potential delay as a result of Section 409A.

  Summary of Employment Agreement with James Williams

        We entered into an employment agreement with Mr. Williams effective as of November 11, 2005, with a three-year initial term. On January 21, 2010 we entered into a nearly identical new agreement that extended the term of employment through January 21, 2011 with automatically renewable one year terms thereafter. The agreement provides that Mr. Williams will be employed as Vice President, General Counsel and Secretary, and that his employment will continue during the term of employment until terminated by either party pursuant to the terms of the agreement. During fiscal 2015, Mr. Williams received a salary of $295,000 which was approved by the Compensation Committee. In addition, Mr. Williams is eligible to receive an annual incentive bonus upon the attainment of certain performance milestones; for fiscal 2015, the annual incentive bonus target was 50% of his base salary. Mr. Williams is also eligible for discretionary bonuses based on his performance and contributions at the discretion of the Compensation Committee.

        If Mr. Williams' employment is terminated as a result of his death, his estate will receive his base salary through the next full calendar month following the date of termination and all other unpaid amounts owed under the employment agreement. If Mr. Williams' employment is terminated as a result of his disability, he will receive his base salary through the third full calendar month following the date of termination and all other unpaid amounts owed under the employment agreement, provided that his base salary will be reduced by any amounts received under any disability insurance provided by the Company. As of the last day of fiscal 2015, if his employment with our Company had been terminated by him with good reason or by us other than for cause or Mr. Williams' disability or death, Mr. Williams would have been entitled to receive: (1) his base salary through the date of termination and all other unpaid amounts owed under the employment agreement; and (2) a lump-sum severance package equal to six months of his base salary plus an amount equal to six months of the average annual bonus earned by Mr. Williams for the previous two fiscal years. Effective in 2016, this arrangement was modified in order to provide severance benefits competitive with those offered by our peers such that instead of (2) above, upon a termination by us other than for cause, disability or death or by Mr. Williams for good reason, Mr. Williams will receive a lump-sum severance package equal to twelve months of his base salary plus an amount equal to his annual target incentive bonus. All severance payments made by us to Mr. Williams will be payable within 30 days of notice of termination subject to potential delay as a result of Section 409A.

  Summary of Employment Agreement with Leoncio Casusol

        We entered into an employment agreement with Mr. Casusol effective as of February 4, 2013, with a one year initial term that will automatically renew each year for additional one-year terms. The agreement provides that Mr. Casusol will be employed as Chief Information Officer, and that his employment will continue during the term of employment until terminated by either party pursuant to the terms of the agreement. The agreement provided for an initial annual base salary under the agreement of $300,000. During fiscal 2015, Mr. Casusol received a salary of $309,000, which was approved by the Compensation Committee. In addition, Mr. Casusol is eligible to receive an annual incentive bonus upon the attainment of certain performance milestones; for fiscal 2015, the annual incentive bonus target was 60% of his base salary.

        If Mr. Casusol's employment is terminated as a result of his death, his estate will receive his base salary through the next full calendar month following the date of termination and all other unpaid amounts owed under the employment agreement. If Mr. Casusol's employment is terminated as a result of his disability, he will receive his base salary through the third full calendar month following the date of termination and all other unpaid amounts owed under the employment agreement, provided that his base salary will be reduced by any amounts received under any disability insurance provided by the Company. As of the last day of fiscal 2015, if his employment with our Company had been terminated by him with good reason or by us other than for cause or Mr. Casusol's disability or death, Mr. Casusol would have been entitled to receive: (1) his base salary through the date of termination and all other unpaid amounts owed under the employment agreement; and (2) a lump-sum severance package equal to six months of his base salary plus an amount equal to six months of the average annual bonus earned by the executive during the prior two fiscal years. Effective in 2016, this arrangement was modified in order to provide severance benefits competitive with those offered by our peers such that instead of (2) above, upon a termination by us other than for cause, disability or death or by Mr. Casusol for good reason, Mr. Casusol will receive a lump-sum severance package equal to twelve months of his base salary plus an amount equal to his annual target incentive bonus. All severance payments made by us to Mr. Casusol will be payable within 30 days of notice of termination.

  Summary of Employment Agreement with James M. Rallo

        We entered into an employment agreement with Mr. Rallo effective as of February 21, 2005. During fiscal 2015, Mr. Rallo received a salary of $330,424, which was approved by the Compensation Committee. Mr. Rallo is also eligible for a target annual incentive bonus of up to 80% of his salary and it must be at least $50,000, subject to the achievement of certain deliverables and milestones; for fiscal 2015, the annual bonus target was 80% of his base salary.

        If Mr. Rallo's employment is terminated as a result of his death, his estate will receive his base salary through the next full calendar month and all other unpaid amounts owed under the employment agreement. If Mr. Rallo's employment is terminated because of disability, he is entitled to receive his base salary through the third full calendar month after termination and all other unpaid amounts, provided that his base salary will be reduced by any amounts received under any disability insurance provided by the Company. This agreement also provides that if his employment with our Company is terminated by us other than for cause, disability or death, or because we elect not to extend the term of the agreement, or if his employment is terminated by Mr. Rallo for good reason, Mr. Rallo is entitled to receive: (1) his base salary through the date of termination and all other unpaid amounts; and (2) a lump-sum severance package equal to the sum of twelve months of his base salary plus an amount equal to his average annual bonus for the previous two fiscal years. All severance payments made by us to Mr. Rallo will be payable within 30 days of notice of termination. Mr. Rallo's employment agreement was amended effective February 23, 2012 to extend the term from February 20, 2012 to February 20, 2013, after which date the agreement shall be renewed automatically for a term of one year unless either party terminates the agreement. Pursuant to this amendment, if during the twelve months following a corporate transaction Mr. Rallo is terminated by us other than for cause, death or disability, or because we elect not to extend the term of the agreement, or if his employment is terminated by Mr. Rallo for good reason, Mr. Rallo is entitled to receive: (1) his base salary through the date of termination and all other unpaid amounts; and (2) a lump-sum severance package equal to the sum of twenty-four months of the sum of his base salary plus an amount equal to his average annual bonus for the previous two fiscal years.

Grants of Plan-Based Awards for Fiscal 2015

        The following table provides additional information about plan-based awards granted to our named executive officers in fiscal 2015. Our named executive officers received up to five types of plan-based awards: annual cash bonuses (referred to as the "Incentive Cash Award"), stock options (referred to as the "2015 Stock Options"), time-based restricted stock awards (referred to as the "2015 Restricted Stock"), performance-based stock options (referred to as the "2015 Performance Options") and performance-based restricted stock awards (referred to as the "2015 Performance Stock").

								All Other Stock Awards: Number of Shares of Stock or Units (#)		All Other Option Awards: Number of Securities Underlying Options (#)
		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Possible Payouts Under Equity Incentive Plan Awards(2)								Grant Date Fair Value of Stock & Option Awards ($)(8)
												Exercise or Base Price of Option Awards ($/Share)(7)
Name	Equity Award Grant Date	Threshold ($)	Target ($)	Maximum ($)	Target (#)	Target	Maximum
William P. Angrick, III
Incentive Cash Award		160,000	400,000	596,000
2015 Stock Options	May 15, 2015									29,980	(6)	11.45	312,092
2015 Restricted Stock	May 15, 2015							49,332	(3)				513,546
2015 Performance Options	May 15, 2015				29,980							11.45	312,092
2015 Performance Stock	May 15, 2015				49,332								513,546
Jorge A. Celaya
Incentive Cash Award
2015 Restricted Stock	July 16, 2015							174,898	(4)				1,696,511
Gardner Dudley
Incentive Cash Award		54,000	135,000	211,500
2015 Stock Options	May 15, 2015									7,338	(6)	10.41	76,389
2015 Restricted Stock	October 28, 2014							25,000	(5)				314,250
	May 15, 2015							48,582	(3)				505,739
2015 Performance Options	May 15, 2015				1,834							10.41	19,092
2015 Performance Stock	May 15, 2015				12,146								126,440
James Williams
Incentive Cash Award		59,000	147,500	209,450
2015 Stock Options	May 15, 2015									9,053	(6)	10.41	94,242
2015 Restricted Stock	May 15, 2015							15,523	(3)				16,594
2015 Performance Options	May 15, 2015				2,263							10.41	23,558
2015 Performance Stock	May 15, 2015				3,881								40,401
Leoncio Casusol
Incentive Cash Award		74,160	185,400	237,930
2015 Stock Options	May 15, 2015									10,077	(6)	10.41	104,454
2015 Restricted Stock	May 15, 2015							57,277	(3)				596,256
2015 Performance Options	May 15, 2015				2,519							10.41	26,223
2015 Performance Stock	May 15, 2015				14,319								149,061
James Rallo
Incentive Cash Award		105,736	264,339	413,030
2015 Stock Options	May 15, 2015									12,675	(6)	10.41	131,947
2015 Restricted Stock	May 15, 2015							61,734	(3)				642,651
2015 Performance Options	May 15, 2015				3,169							10.41	32,989
2015 Performance Stock	May 15, 2015				15,434								160,668

(1)
Amounts shown represent the threshold, target and maximum awards that could be earned by the named executive officer under our annual incentive bonus plan for fiscal 2015. Actual bonuses paid for fiscal 2015 are shown in the Summary Compensation Table in the "Non-Equity Incentive Plan Compensation" column. For a discussion of this plan, see "Executive Compensation—Annual Incentive Compensation."

(2)
Amounts shown represent the number of performance-based restricted shares or performance-based stock options that could be earned by the named executive officer if the performance goal described under "Executive Compensation—Long-Term Incentive Compensation" is achieved in full. The performance-based restricted shares and performance-based stock options reported in this column were granted under the Liquidity Services, Inc. Amended and Restated 2006 Omnibus Long-Term Incentive Plan.

(3)
The time-based restricted stock was granted under the Liquidity Services, Inc. Amended and Restated 2006 Omnibus Long-Term Incentive Plan, with 25% vesting on October 1, 2015 and 25% vesting on each of the first three anniversaries of October 1, 2015.

(4)
The time-based restricted stock was granted under the Liquidity Services, Inc. Amended and Restated 2006 Omnibus Long-Term Incentive Plan, with 25% vesting on October 1, 2016 and 25% vesting on each of the first three anniversaries of October 1, 2016, subject to acceleration of 37.5% of the award in the event that Mr. Celaya's employment is terminated by the Company without cause or by Mr. Celaya with good reason within the first 18 months of Mr. Celaya's employment.

(5)
The time-based restricted stock was granted under the Liquidity Services, Inc. Amended and Restated 2006 Omnibus Long-Term Incentive Plan, with 25% vesting on October 1, 2015 and 25% vesting on each of the first three anniversaries of October 1, 2015.

(6)
The stock options were granted under the Liquidity Services, Inc. Amended and Restated 2006 Omnibus Long-Term Incentive Plan, with 25% vesting on October 1, 2015 and 2.083% vesting each month thereafter for 36 months.

(7)
The stock options have an exercise price equal to the closing price of our common stock on the grant date, except that the stock options granted to Mr. Angrick have an exercise price equal to 110% of the closing price of our common stock on the grant date.

(8)
The amounts reported in this column for awards represent the full grant date fair value of the awards calculated in accordance with U.S. generally accepted accounting principles. The value of the time-based and performance-based restricted stock as of the grant date is calculated by multiplying the closing price of our common shares on the grant date times the number of restricted shares awarded. For performance-based restricted stock, this value is calculated assuming the maximum performance levels are attained. The value of the option awards as of the grant date is calculated by multiplying the Black-Scholes value by the number of options awarded, in accordance with U.S. generally accepted accounting principles. For performance-based stock options, this value is calculated assuming the maximum performance levels are attained. For additional information about the assumptions used in these calculations, see Note 2 to the audited consolidated financial statements of the Company included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2015.

        The following is a description of material factors necessary to understand the information regarding the awards reflected in the "Grants of Plan-Based Awards for Fiscal 2015" table.

        For information regarding the incentive compensation plan, please see "Annual Incentive Compensation" above. Awards under this plan are paid in cash.

        Stock option awards granted in fiscal 2015 were granted under our Amended and Restated 2006 Omnibus Long-Term Incentive Plan. The 2006 plan provides that the option price of each option shall be at least the fair market value on the grant date of a share of our common stock; provided, however, that if the grantee is a 10% stockholder, the option price of an option granted to such person will be at least 110% of the fair market value on the grant date. Under the plan, the fair market value of a share of common stock is generally the closing price of our common stock on the grant date.

        The option awards reflected in the "Grants of Plan-Based Awards for Fiscal 2015" table under "2015 Stock Options" and "2015 Performance Options" are qualified and non-qualified stock options to purchase shares of our common stock which were approved by the Compensation Committee and granted to the named executive officers as a part of our 2015 annual grant of long-term incentive awards as described above under "Executive Compensation—Long-Term Incentive Compensation". The options may vest earlier than as set forth in the footnotes above upon a change of control of the Company if the options are not assumed or substituted by the surviving corporation. Unvested options will also vest if the executive is involuntarily terminated by the Company within one year following a change of control. The option term may not exceed 10 years and may be shortened in the event of death, disability or termination of service.

        The stock awards reflected in the "Grants of Plan-Based Awards for Fiscal 2015" table under "2015 Restricted Stock" and "2015 Performance Stock" are time-based and performance-based restricted stock awards, respectively, which were approved by the Compensation Committee and granted to the named executive officers as a part of our 2015 annual grant of long-term incentive awards as described above under "Executive Compensation—Long-Term Incentive Compensation" (or, in the case of Mr. Celaya, in connection with his commencement of employment). The restricted shares can accrue dividend equivalents that would be payable upon the lapse of the restrictions applicable to such shares. The restricted stock may vest earlier upon a change of control of the Company if the awards are not assumed, continued or substituted by the surviving corporation.

Outstanding Equity Awards at 2015 Fiscal Year-End

        The following table provides information on the current holdings of stock options of each named executive officer at September 30, 2015.

			Option Awards
Name	Grant Date		Number of Securities Underlying Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price($)(1)	Option Expiration Date
William P. Angrick, III	12/1/09	(2)	4,568	—		9.96	10/1/2019
	11/30/10	(3)	8,641	—		17.02	10/1/2020
	12/02/11	(4)	31,469	670		37.72	10/1/2021
	11/27/12	(5)	10,714	3,981		46.72	10/1/2022
	11/27/13	(6)	23,058	25,064		24.19	10/1/2023
	11/27/13	(7)			48,121	24.19	10/1/2023
	5/15/15	(8)	29,980	—		11.45	10/1/2024
	5/15/15	(7)			29,980	11.45	10/1/2024
Jorge A. Celaya	—		—	—	—	—	—
Gardner Dudley	6/16/10	(9)	3,188	—		13.35	6/16/2020
	11/27/13	(6)	1,686	1,833		21.99	10/1/2023
	11/27/13	(7)			3,519	21.99	10/1/2023
	5/15/15	(8)	7,338	—		10.41	10/1/2024
	5/15/15	(7)			1,834	10.41	10/1/2024
James Williams
	12/1/09	(2)	508	—		9.05	10/1/2019
	11/30/10	(3)	2,706	—		15.47	10/1/2020
	11/22/11	(4)	5,825	125		31.37	10/1/2021
	11/16/12	(5)	1,338	497		38.09	10/1/2022
	11/27/13	(6)	3,826	4,159		21.99	10/1/2023
	11/27/13	(7)			7,985	21.99	10/1/2023
	5/15/15	(8)	9,053	—		10.41	10/1/2024
	5/15/15	(7)			2,263	10.41	10/1/2024
Leoncio Casusol	11/27/2013	(6)	3,785	4,115		21.99	10/1/2023
	11/27/13	(7)			7,899	21.99	10/1/2023
	5/15/15	(8)	10,077	—		10.41	10/1/2024
	5/15/15	(7)			2,519	10.41	10/1/2024
James M. Rallo	12/29/08	(10)	2,338	—		7.48	10/1/2018
	11/30/10	(3)	6,678	—		15.47	10/1/2020
	11/22/11	(4)	12,100	258		31.37	10/1/2021
	11/16/12	(5)	2,431	904		38.09	10/1/2022
	7/18/13	(11)	13,471	11,400		29.47	7/18/2023
	11/27/13	(6)	4,761	5,177		21.99	10/1/2023
	11/27/13	(7)			9,938	21.99	10/1/2023
	5/15/15	(8)	12,675	—		10.41	10/1/2024
	5/15/15	(7)			3,169	10.41	10/1/2024

(1)
The closing price of our common stock on the grant date is the exercise price for stock options, except stock options granted to Mr. Angrick. The exercise price for Mr. Angrick's outstanding stock options is 110% of the closing price of our common stock on the grant date.

(2)
These stock options were granted under the Liquidity Services, Inc. Amended and Restated 2006 Omnibus Long-Term Incentive Plan and vest over a four-year period and vested 25% on October 1, 2010 and 2.083% per month vesting thereafter for the following 36 months.

(3)
These stock options were granted under the Liquidity Services, Inc. Amended and Restated 2006 Omnibus Long-Term Incentive Plan and vest over a four-year period and vested 25% on October 1, 2011 and 2.083% per month vesting thereafter for the following 36 months.

(4)
These stock options were granted under the Liquidity Services, Inc. Amended and Restated 2006 Omnibus Long-Term Incentive Plan and vested 25% on October 1, 2012 and 2.083% per month vesting thereafter for the following 36 months.

(5)
These stock options were granted under the Liquidity Services, Inc. Amended and Restated 2006 Omnibus Long-Term Incentive Plan, with 25% vesting on October 1, 2013 and 2.083% per month vesting thereafter for the following 36 months.

(6)
These stock options were granted under the Liquidity Services, Inc. Amended and Restated 2006 Omnibus Long-Term Incentive Plan, with 25% vesting on October 1, 2014 and 2.083% per month vesting thereafter for the following 36 months.

(7)
These stock options were granted under the Liquidity Services, Inc. Amended and Restated 2006 Omnibus Long-Term Incentive Plan and vest based on the achievement of certain financial milestones. These awards will vest in installments at the end of each fiscal year as and when we achieve certain pre-established goals related to compound annual growth rate ("CAGR").

(8)
These stock options were granted under the Liquidity Services, Inc. Amended and Restated 2006 Omnibus Long-Term Incentive Plan, with 25% vesting on October 1, 2015 and 2.083% per month vesting thereafter for the following 36 months.

(9)
These stock options were granted under the Liquidity Services, Inc. Amended and Restated 2006 Omnibus Long-Term Incentive Plan and became fully vested on June 1, 2014.

(10)
These stock options were granted under the Liquidity Services, Inc. Amended and Restated 2006 Omnibus Long-Term Incentive Plan and vested over a five-year period, with 20% vesting on October 1, 2009 and 1.67% per month vesting thereafter for the following 48 months.

(11)
These stock options were granted under the Liquidity Services, Inc. Amended and Restated 2006 Omnibus Long-Term Incentive Plan and vested over a four-year period, with 25% vesting on July 18, 2014 and 2.083% per month vesting thereafter for the following 36 months.

        The following table provides information on the current holdings of stock awards of each named executive officer at September 30, 2015.

	Stock Awards
Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested(#)(2)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested ($)
William P. Angrick, III
	11/30/10			11,053	81,682
	12/2/11	4,430	32,738
	11/27/12	4,239	31,326
	11/27/13	17,038	125,911
	11/27/13			22,716	167,871
	5/15/15	49,332	364,563
	5/15/15			49,332	364,563
Jorge A. Celaya	7/16/15	174,898	1,292,496
Gardner Dudley	11/30/10			2,211	16,339
	11/22/11	1,145	8,462
	11/16/12	1,250	9,238
	11/16/12			2,500	18,475
	11/27/13	1,246	9,208
	11/27/13			1,661	12,275
	5/14/14	22,108	163,378
	10/28/14	25,000	184,750
	5/15/15	48,582	359,021
	5/15/15			12,146	89,759
James Williams
	11/30/10			2,765	20,433
	11/22/11	897	6,629
	11/16/12	1,377	10,176
	11/27/13	2,828	20,899
	11/27/13			3,769	27,853
	5/15/15	15,523	114,715
	5/15/15			3,881	28,681
Leoncio Casusol	2/4/13	24,557	181,476
	11/27/13	2,797	20,670
	11/27/13			3,729	27,557
	5/14/14	110,538	816,876
	5/15/15	57,277	423,277
	5/15/15			14,319	105,817
James M. Rallo	11/30/10			5,527	40,845
	11/22/11	1,862	13,760
	11/16/12	2,502	18,490
	7/18/13	6,108	45,138
	11/27/13	3,519	26,005
	11/27/13			4,691	34,666
	5/14/14	44,215	326,749
	5/15/15	61,734	456,214
	5/15/15			15,434	114,057

(1)
These amounts refer to time-based restricted stock awards that were granted under the Liquidity Services, Inc. Amended and Restated 2006 Omnibus Long-Term Incentive Plan, which vest over a four-year period, with 25%

  vesting on the first day of the next fiscal year following the fiscal year of grant and 25% on each of the first three anniversaries of such date, with the exception of the award granted on July 18, 2013, which vested 25% on July 18, 2014 and 2.083% per month thereafter for the following 36 months, the awards granted on May 14, 2014, which vested 50% on November 1, 2015 and 25% on each of the first two anniversaries of November 1, 2015 and the award granted on July 16, 2015, which vests 25% on October 1, 2016 and 25% on each of the first three anniversaries of such date. Only with respect to Mr. Celaya's award granted on July 16, 2015, 37.5% of the award is subject to acceleration in the event that Mr. Celaya's employment is terminated by the Company without cause or by Mr. Celaya with good reason within the first 18 months of Mr. Celaya's employment.

(2)
These amounts refer to performance-based restricted stock awards that were granted under the Liquidity Services, Inc. Amended and Restated 2006 Omnibus Long-Term Incentive Plan, which vest, if at all, based on the Company's achievement of certain financial performance goals. These awards will vest in installments at the end of each fiscal year as and when we achieve certain pre-established goals related to CAGR.

Option Exercises and Stock Vested During Fiscal 2015

        The following table shows the stock options that were exercised, and the restrictions on restricted stock that lapsed, during fiscal 2015 for each of our named executive officers. The values shown below are before payment of any applicable withholding tax and/or broker commissions.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized upon Exercise ($)(1)	Number of Shares Acquired on Vesting(#)	Value Realized on Vesting ($)(2)
William P. Angrick, III	—	—	23,171	318,601
Jorge A. Celaya	—	—	—	—
Gardner Dudley	—	—	2,184	30,030
James Williams	—	—	4,216	57,970
Leoncio Casusol	—	—	13,210	113,126
James M. Rallo	—	—	11,511	145,297

(1)
The value realized on exercise is calculated as the difference between (A) either (i) the actual sales price of the shares underlying the options exercised if the shares were immediately sold upon exercise or (ii) the closing price of the shares underlying options exercised if the shares were not immediately sold after exercise and (B) the applicable exercise price of the options.

(2)
The value realized on vesting is calculated by multiplying (A) the closing price of a common share on the vesting date and (B) the number of shares acquired on vesting before withholding taxes.

Potential Payments upon Termination of Employment and Change of Control

Payments upon Termination of Employment

        We have entered into employment agreements with each of our named executive officers that provide compensation upon certain triggering events that result in termination of employment. These agreements are described under "Employment Agreements" above. The table below quantifies the compensation that would have become payable under existing plans and arrangements if each named executive officer's employment had terminated on September 30, 2015 upon certain triggering events. These amounts are estimates only, as the actual obligation can only be determined at the time of a named executive officer's separation from our Company. The amounts described below are in addition to benefits that are generally available to our employees such as distributions under our 401(k) plan, life insurance, disability benefits and accrued vacation.

        Unvested stock options and restricted stock granted under the Liquidity Services, Inc. Amended and Restated 2006 Omnibus Long-Term Incentive Plan generally do not accelerate upon death, disability or retirement unless the administrator provides otherwise. Unvested options also do not accelerate upon termination of employment by the Company with or without cause or by the executive for "good reason" unless such termination occurs in connection with a "corporate transaction" as further described below. Unvested restricted stock also does not accelerate upon termination of employment by the Company with or without cause or by the executive for "good reason" except with respect to Mr. Celaya's initial equity award if such termination occurs within 18 months of his commencement of employment as described above. In addition, unvested restricted stock will accelerate upon termination of employment by the Company without cause or by the executive for "good reason" in connection with a "corporate transaction" as further described below.

Change of Control Arrangements

        Employment Agreements.    Other than with respect to Messrs. Celaya and Rallo, we do not provide change of control benefits to our named executive officers under their respective employment agreements.

        Stock Options and Restricted Stock.    Our named executive officers hold unvested stock options and restricted stock under the Liquidity Services, Inc. Amended and Restated 2006 Omnibus Long-Term Incentive Plan. This plan contains provisions regarding the treatment of any unvested stock options and restricted stock in connection with a change of control of the Company.

        Under the Liquidity Services, Inc. Amended and Restated 2006 Omnibus Long-Term Incentive Plan, in the event of a "corporate transaction", provision will be made in writing for the assumption or continuation of options and restricted stock theretofore granted (and any other outstanding equity awards that may have been granted under the plan), or for the substitution for such options and restricted stock (and any other outstanding equity awards that may have been granted under the plan) for new common stock options and restricted stock relating to the stock of a successor entity, or a parent or subsidiary thereof, with appropriate adjustments as to the number of shares (disregarding any consideration that is not common stock) and option exercise prices, in which event the plan, options and restricted stock theretofore granted will continue in the manner and under the terms so provided; provided, however, that if the successor entity refuses to assume or substitute the awards, (i) all outstanding shares of restricted stock will be deemed to have vested and the shares of stock subject thereto will be delivered, immediately prior to the occurrence of such corporate transaction, and (ii) either of the following two actions will be taken:

          (A)  fifteen days prior to the scheduled consummation of the corporate transaction, all outstanding options will become immediately exercisable and will remain exercisable for a period of fifteen days, or

          (B)  the Board may elect, in its sole discretion, to cancel any outstanding awards of options and/or restricted stock and pay or deliver, or cause to be paid or delivered, to the holder thereof an amount in cash or securities having a value (as determined by the Board acting in good faith), in the case of restricted stock, equal to the formula or fixed price per share paid to holders of shares of our common stock in the transaction and, in the case of options, equal to the product of the number of shares of our common stock subject to the option (the "Award Shares") multiplied by the amount, if any, by which (I) the formula or fixed price per share paid to holders of shares of our common stock pursuant to such transaction exceeds (II) the option exercise price applicable to such Award Shares.

        With respect to the Company's establishment of an exercise window, (i) any exercise of an option during such fifteen-day period will be conditioned upon the consummation of the event and will be effective only immediately before the consummation of the event, and (ii) upon consummation of any corporate transaction the plan, and all outstanding but unexercised options, will terminate.

        Qualifying Termination Following a Change of Control.    In the event that outstanding awards are assumed or substituted by a successor entity and a named executive officer experiences a termination without cause or for good reason within one year following the occurrence of the corporate transaction, all outstanding shares of restricted stock will be deemed to have vested and the shares of our common stock subject thereto will be delivered upon such termination and all outstanding options will become immediately exercisable and remain exercisable for a period of one year following such termination, or until the expiration date of such option, if earlier. For this purpose, "good reason" generally means a voluntary resignation of the named executive officer following a material adverse change in the executive's position, duties or responsibilities, a reduction in base salary, receipt of a notice that the executive's principal workplace will be relocated more than 50 miles or a material breach by the Company of the named executive officer's employment agreement.

        Under the plan, a "corporate transaction" generally means (1) the dissolution or liquidation of the Company or a merger, consolidation, or reorganization of the Company with one or more other entities in which the Company is not the surviving entity, (2) the sale of substantially all of the assets of the Company or (3) any transaction which results in any person or entity (other than persons who are stockholders or affiliates of the Company immediately prior to the transaction) owning 50% or more of the combined voting power of all of the classes of stock of the Company. If the options are assumed or continued by the surviving company, or the surviving company substitutes the options with a substantially equivalent option, then no such acceleration of vesting or cancellation of options shall occur.

        All values were computed as of September 30, 2015 based on the closing price of our common stock on the last trading day of the 2015 fiscal year ($7.39).

			Type of Termination
Name	Death		Disability		By Company with Cause or By the Executive without Good Reason	By Company without Cause or By the Executive with Good Reason	By Company without Cause or By the Executive with Good Reason following a Corporate Transaction	Retirement
William P. Angrick, III
Salary	$66,667	(1)	$133,333	(2)	$—	$200,000	$200,000	$—
Bonus	—		—		—	95,498	95,498	—
Option Awards(3)	—		—		—	—	—	—
Stock Awards(4)	—		—		—	—	1,168,654	—
TOTAL	66,667		133,333		—	295,498	1,464,152	—

Jorge A. Celaya
Salary	58,333	(1)	116,667	(2)	—	350,000	525,000	—
Bonus	—		—		—	280,000	420,000	—
Health Benefits	—		—		—	10,606	10,606	—
Option Awards(3)	—		—		—	—	—	—
Stock Awards(4)	—		—		—	484,686	1,292,496	—

TOTAL	58,333		116,667		—	1,125,292	2,248,102	—

Gardner Dudley
Salary	37,500	(1)	75,000	(2)	—	112,500	112,500	—
Bonus	—		—		—	—	—	—
Option Awards(3)	—		—		—	—	—	—
Stock Awards(4)	—		—		—	—	870,904	—

TOTAL	37,500		75,000		—	112,500	983,404	—

James Williams
Salary	49,167	(1)	98,333	(2)	—	147,500	147,500	—
Bonus	—		—		—	45,330	45,330	—
Option Awards(3)	—		—		—	—	—	—
Stock Awards(4)	—		—		—	—	229,386	—

TOTAL	49,167		98,333		—	192,830	422,216	—

Leoncio Casusol
Salary	51,500	(1)	103,000	(2)	—	154,500	154,500	—
Bonus	—		—		—	82,080	82,080	—
Option Awards(3)	—		—		—	—	—	—
Stock Awards(4)	—		—		—	—	1,575,674	—

TOTAL	51,500		103,000		—	236,580	1,812,254	—

James M. Rallo
Salary	55,071	(1)	110,141	(2)	—	330,424	660,848	—
Bonus	—		—		—	159,630	319,260	—
Option Awards(3)	—		—		—	—	—	—
Stock Awards(4)	—		—		—	—	1,075,925	—

TOTAL	55,071		110,141		—	490,054	2,056,033	—

(1)
Upon termination of employment as a result of death, the named executive officer is entitled to continued salary through the next full month following the date of termination. The amount shown in this column is the maximum payment that will be paid and represents two months' base salary.

(2)
Upon termination of employment as a result of disability, the named executive officer is entitled to continued salary through the third full month following the date of termination. The amount shown in this column is the maximum payment that will be paid and represents four months' base salary. This amount may be reduced by the amount of any disability benefit payments from insurance provided by the Company.

(3)
For vesting of unvested stock options, the values are based on the number of options that would have vested on the last business day of fiscal 2015, multiplied by the difference between the closing price of our common stock on the last trading day of the 2015 fiscal year ($7.39) and the exercise price of the unvested option. If the exercise price of any unvested option was greater than the closing price of our common stock on the last trading day of fiscal 2015, no value was attributed to the acceleration of these unvested options.

(4)
For vesting of unvested restricted shares, the values are based on the number of restricted shares that would have vested on the last business day of fiscal 2015, multiplied by the closing price of our common stock on the last trading day of the 2015 fiscal year ($7.39).

COMPENSATION COMMITTEE REPORT

        The Compensation Committee of our Board of Directors has reviewed and discussed the Compensation Discussion and Analysis contained within this proxy statement with management and, based on such review and discussions, our Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated into our Annual Report on Form 10-K for the fiscal year ended September 30, 2015.

Compensation Committee Beatriz V. Infante, Chair Phillip A. Clough Edward J. Kolodzieski

Compensation Committee Interlocks and Insider Participation

        The members of our Compensation Committee in fiscal 2015 were Mr. Gross, Mr. Clough, Ms. Infante and David A. Perdue (until his resignation in December 2014). No member of the Compensation Committee has been an officer or employee of Liquidity Services or any of our subsidiaries at any time. None of our executive officers serves as a member of the board of directors or compensation committee of any other company that has one or more executive officers serving as a member of our Board or our Compensation Committee.

EQUITY COMPENSATION PLAN INFORMATION

        Shares of our common stock are authorized for issuance to directors, employees and consultants under our Amended and Restated 2006 Omnibus Long-Term Incentive Plan. We have also issued shares under our 2005 Stock Option and Incentive Plan in the past. We will not make any further awards under the 2005 plan. Both of these plans have been approved by our stockholders. The following table provides information as of September 30, 2015 about outstanding options and shares reserved for issuance under these plans.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options		Weighted-Average Exercise Price of Outstanding Options ($)		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)		(b)		(c)
Equity compensation plans approved by security holders	3,839,830	(1)	17.46	(2)	2,364,472	(3)
Equity compensation plans not approved by security holders	0		0		0

Total	3,839,830		17.46		2,364,472

(1)
Includes 2,367,187 unvested shares of restricted stock outstanding as of September 30, 2015 that were issued pursuant to awards granted under the Company's Amended and Restated 2006 Omnibus Long-Term Incentive Plan (the "2006 Plan").

(2)
Only outstanding option awards were used in computing the average exercise price of outstanding options.

(3)
Shares available for future awards under the 2006 Plan may be granted as stock option awards or restricted stock awards.

REQUIREMENTS, INCLUDING DEADLINES, FOR SUBMISSION OF PROXY PROPOSALS,
NOMINATION OF DIRECTORS AND OTHER BUSINESS OF STOCKHOLDERS

        Under Securities Exchange Act Rule 14a-8, if a stockholder would like us to include a proposal in our proxy statement and form of proxy for presentation at our 2017 Annual Meeting of Stockholders, the proposal must comply with Rule 14a-8 and must be received by us at our principal executive offices at 1920 L Street, NW, 6th Floor, Washington, DC 20036, to the attention of the Corporate Secretary, no later than September 27, 2016.

        In addition, our bylaws contain certain procedures that a stockholder must follow to nominate persons for election as directors or to introduce an item of business at an Annual Meeting of Stockholders, other than non-binding proposals presented under Securities Exchange Act Rule 14a-8. These procedures provide that for nominations or other business to be properly brought before an annual meeting by a stockholder:

  •
  the stockholder must have given timely notice thereof in writing to our Corporate Secretary;

  •
  such business must be a proper matter for stockholder action under the General Corporation Law of the State of Delaware;

  •
  if the stockholder, or the beneficial owner on whose behalf any such proposal or nomination is made, has provided us with a Solicitation Notice, as that term is defined below, such stockholder or beneficial owner must, in the case of a proposal, have delivered a proxy statement and form of proxy to holders of at least the percentage of our voting shares required under applicable law to carry any such proposal, or, in the case of a nomination or nominations, have delivered a proxy statement and form of proxy to holders of a percentage of our voting shares reasonably believed by such stockholder or beneficial holder to be sufficient to elect the nominee or nominees proposed to be nominated by such stockholder, and must, in either case, have included in such materials the Solicitation Notice; and

  •
  if no Solicitation Notice has been timely provided, the stockholder or beneficial owner proposing such business or nomination must not have solicited a number of proxies sufficient to have required the delivery of such a Solicitation Notice.

        To be timely, a stockholder's notice must be delivered to our Corporate Secretary at our principal executive offices not less than 90 or more than 120 days prior to the first anniversary of the date of the preceding year's Annual Meeting of Stockholders. Therefore, in order to be considered timely with respect to the 2017 Annual Meeting of Stockholders, it must be received no earlier than October 28, 2016 and no later than November 27, 2016.

        If, however, the date of the Annual Meeting is advanced more than 30 days prior to or delayed by more than 70 days after the anniversary of the preceding year's Annual Meeting, notice by the stockholder must be delivered no earlier than the close of business on the 120th day prior to such Annual Meeting and not later than the close of business on the later of:

  •
  the 90th day prior to such Annual Meeting, or

  •
  the 10th day following the day on which public announcement of the date of such meeting is first made.

        In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period or extend any time period for the giving of a stockholder's notice as described above.

        In addition, notwithstanding the above timelines, in the event that the number of directors to be elected to the Board of Directors is increased and we do not make a public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors at least 100 days prior to the first anniversary of the date of the preceding year's Annual Meeting of Stockholders, a stockholder's notice shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Corporate Secretary at our principal executive offices not later than the close of business on the 10th day following the day on which we first made such public announcement.

        Such notice shall set forth the following information:

  •
  as to each person who the stockholder proposes to nominate for election or reelection as a director, all information relating to such person as would be required to be disclosed in solicitations of proxies for the election of such nominees as directors pursuant to Regulation 14A under the Exchange Act, and such person's written consent to being named in the proxy statement as nominee and to serve as director if elected;

  •
  as to any other business that the stockholder proposes to bring before the meeting, a brief description of such business, the text of the proposal or business, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made;

  •
  as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made:

  •
  the name and address of such stockholder, as they appear on our books, and of such beneficial owner;

  •
  the class and number of shares of our stock that are owned beneficially and of record by such stockholder and such beneficial owner; and

  •
  a representation that either such stockholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders of, in the case of a proposal, at least the percentage of our voting shares required under applicable law to carry the proposal or, in the case of a nomination or nominations, a sufficient number of holders of our voting shares to elect such nominee or nominees (an affirmative statement of such intent is referred to as a "Solicitation Notice").

        If any proposed nomination or business is not in compliance with the foregoing procedures, the chairman of the meeting has the power to declare that any defectively proposed business or nomination shall not be presented for stockholder action at the meeting and shall be disregarded.

        Stockholders must also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder. These procedures do not affect any rights of stockholders to request inclusion of proposals in the Company's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

ANNUAL REPORT

        Our Annual Report to stockholders on Form 10-K for the fiscal year ended September 30, 2015 is included with these proxy solicitation materials. A copy of our Annual Report, including the financial statements and the financial statement schedules included therein, is also available without charge by visiting our website, www.liquidityservicesinc.com, or upon written request to us at Liquidity Services, Inc., 1920 L Street, NW, 6th Floor, Washington, DC 20036, Attn: Corporate Secretary. The Company's copying costs will be charged if copies of exhibits to the Annual Report are requested.

MMMMMMMMMMMM . MMMMMMMMMMMMMMM C123456789 000004 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext ENDORSEMENT_LINE SACKPACK Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on February 24, 2016. MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 Vote by Internet • Go to www.envisionreports.com/LQDT • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. q IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Proposals — The Board recommends a vote FOR the nominees listed and FOR Proposals 2 and 3. 1. Election of Directors: + For Withhold For Withhold 01 - William P. Angrick, III 02 - Edward J. Kolodzieski For Against Abstain ForAgainst Abstain 2. Ratification of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm for Fiscal 2016. 3. Approval of an advisory resolution on executive compensation. Non-Voting Items Change of Address — Please print new address below. Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. MMMMMMMC 1234567890 J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND + 2 2 A V2 5 8 8 4 8 1 0284XC MMMMMMMMM C B A Annual Meeting Proxy Card1234 5678 9012 345 X IMPORTANT ANNUAL MEETING INFORMATION

. q IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Proxy — Liquidity Services, Inc. ANNUAL MEETING OF STOCKHOLDERS FEBRUARY 25, 2016 Solicited on behalf of the Board of Directors of Liquidity Services, Inc. William P. Angrick, III and James E. Williams, or each of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Liquidity Services, Inc. to be held on February 25, 2016 or at any postponement or adjournment thereof. Shares represented by this proxy will be voted by the stockholder in accordance with the specifications made on the reverse side. If no such directions are indicated, the Proxies will have authority to vote FOR all of the nominees listed and FOR Proposals 2 and 3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side.) Please sign on the reverse side and return this proxy in the enclosed envelope. Please date, sign and mail your proxy card in the envelope provided as soon as possible.